Exhibit 4.1

ALLIED NEVADA GOLD CORP.

8.75% SENIOR UNSECURED NOTES DUE 2019

INDENTURE

Dated as of May 25, 2012

COMPUTERSHARE TRUST COMPANY OF CANADA

as Trustee

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This INDENTURE, dated as of May 25, 2012 is by and between ALLIED NEVADA GOLD CORP., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), and COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee (the “Trustee”).

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8.75% Senior Unsecured Notes due 2019 issued under this Indenture (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and each Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“144A Legend” means the legend set forth in Section 2.06(6)(a)(A).

“Acceleration Notice” has the meaning given in Section 6.02.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or (2) Indebtedness assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Issuer and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(a)	any property, plant, equipment or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Issuer or any of its Restricted Subsidiaries in a Similar Business;

(b)	the Capital Stock of a Person that becomes a Restricted Subsidiary of the Issuer as a result of the acquisition of such Capital Stock by the Issuer or its Restricted Subsidiary; or

(c)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Similar Business.

“Additional Notes” means any Notes (other than Initial Notes and Notes issued under Section 2.06, Section 2.07, Section 2.10 and Section 3.06) issued under this Indenture in accordance with Section 2.02 and Section 2.14, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that exclusively for purposes of Section 4.12 and Section 4.14, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(a)	a disposition of assets by a Restricted Subsidiary to the Issuer or by the Issuer or any of its Restricted Subsidiaries to a Restricted Subsidiary of the Issuer;

(b)	a disposition of Cash Equivalents in the ordinary course of business;

(c)	a disposition of inventory in the ordinary course of business;

(d)	a disposition of obsolete, damaged or worn out property or equipment, or property or equipment that are no longer used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(e)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(f)	an issuance, sale or transfer of Capital Stock by a Restricted Subsidiary to the Issuer or to a Wholly Owned Subsidiary;

(g)	any Permitted Investment or Restricted Payment in compliance with Section 4.10;

(h)	dispositions of assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than US$7,500,000;

(i)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(j)	the issuance by a Restricted Subsidiary of the Issuer of Preferred Stock that is permitted under Section 4.09;

(k)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(l)	foreclosure on assets;

(m)	any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(n)	the unwinding of any Hedging Obligations;

(o)	the surrender of contract rights or the settlement or surrender of contract, tort or other claims;

(p)	any exchange of assets for assets (including a combination of assets (which assets may include Capital Stock or any securities convertible into, or exercisable or exchangeable for, Capital Stock, but which assets may not include any Indebtedness) and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries, taken as a whole, which in the event of an exchange of assets with a Fair Market Value in excess of (a) US$10,000,000 shall be evidenced by an Officer’s Certificate and (b) US$25,000,000 shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of the Issuer; provided that the Issuer shall apply any cash or Cash Equivalents received in any such exchange of under Section 4.12;

(q)	dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(r)	the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business; and

(s)	any financing transaction with respect to the gyratory crusher used in connection with the gyratory crushing plant at the Hycroft Mine operated by the Issuer, including a Sale and Lease-Back of such asset.

“Asset Disposition Offer Period” means the Offer Period in respect of an Asset Disposition.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a

Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), Title 11, U.S. Code (or any similar federal or state law for the relief of debtors), each as now and hereafter in effect, any successors to such statutes, any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation, or other similar law of any jurisdiction, and any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations, or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Board of Directors” means:

(a)	with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors;

(b)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book-Entry System” means the record entry and securities transfer and pledge system, which is administered by the Depositary in accordance with the operating rules and procedures of its securities settlement service for book-entry only notes in force from time to time, or any successor system.

“Book-Entry Only Form” when used with respect to Notes, means Notes certified and delivered under the Book-Entry System other than Definitive Notes.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Toronto, Ontario are authorized or required by law to close.

“C$” or “$” means Canadian dollars.

“Canada Bond Yield” means, on any date, the bid yield to maturity on such date compounded semi-annually which a non-callable non-amortizing Government of Canada nominal bond would be expected to carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity which most closely approximates the remaining term of the Notes to June 1, 2016 on such date, as determined by the Issuer based on a linear interpolation of the yields represented by the arithmetic average of bids observed in the market place at or about 11:00 a.m. (Toronto time), on the relevant date for each of the two (2) outstanding non-callable non-amortizing Government of Canada nominal bonds which have the terms to maturity which most closely span the remaining term of the Notes to June 1, 2016 on such date, where such arithmetic average is based in each case on the bids quoted to an independent investment dealer acting as agent of the Issuer by two (2) independent registered members of the Investment Industry Regulatory Organization of Canada selected by the Issuer (such independent registered members to be acceptable to the Trustee, acting reasonably), calculated in accordance with standard practice in the industry.

“Canada Yield Price” means the price for the Notes, as determined by an independent investment dealer selected by the Issuer (such independent investment dealer to be acceptable to the Trustee, acting reasonably), as of the Business Day immediately preceding the day on which the notice of redemption for prepayment is given, equal to the sum of the present values of (i) the redemption price of the Notes on June 1, 2016 (such redemption being described under Section 3.07(4)) plus (ii) all scheduled interest payments due on the Notes through June 1, 2016 (not including any portion of the scheduled payments of interest accrued as of the relevant redemption date) discounted to the relevant redemption date on a semi-annual basis (assuming a 365-day year) at the discount rate equal to the sum of the Canada Bond Yield for such Notes and the Canada Yield Spread.

“Canada Yield Spread” means 1.00% (or 100 basis points) per annum.

“Canadian Placement Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Canadian Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold for initial resale in reliance on available prospectus exemptions in Canada and in reliance on Rule 903 under the Securities Act.

“Canadian Placement Legend” means the legend set forth in Section 2.06(6)(a)(B).

“Canadian Securities Legislation” means all applicable securities laws in each of the provinces and territories of Canada, including, without limitation, the Province of Ontario, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” means an obligation that would have been required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP as of the Issue Date. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(a)	Canadian dollars, U.S. dollars or, in the case of any foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(b)	securities issued or directly and fully Guaranteed or insured by the Canadian or U.S. government or any agency or instrumentality of Canada or the United States (provided that the full faith and credit of Canada or the United States, as applicable, is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(c)	marketable general obligations issued by any state of the United States or province of Canada or any political subdivision of any such province or state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(d)	certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P or “A” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of US$500,000,000;

(e)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b), (c) and (d) entered into with any bank meeting the qualifications specified in clause (d) above;

(f)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(g)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (f) above.

“CDS” means CDS Clearing and Depository Services Inc. and its successors.

“CDS Nominee” means the nominee of CDS in whose name Global Certificates are registered.

“Change of Control” means:

(a)	any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer (or its successor by merger, consolidation or purchase of all or substantially all of its assets); or

(b)	the merger or consolidation of the Issuer with or into another Person or the merger or consolidation of another Person with or into the Issuer or the merger or consolidation of any Person with or into a Subsidiary of the Issuer, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person; or

(c)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

(d)	the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(e)	the adoption by the shareholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Issuer or any of its Restricted Subsidiaries designed to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Issuer and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are internally available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(a)	if the Issuer or any of its Restricted Subsidiaries:

(i)	has Incurred any Indebtedness (other than Indebtedness that constitutes ordinary working capital borrowings) since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness (other than Indebtedness that constitutes ordinary working capital borrowings), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be:

(A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation), and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(ii)	has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(b)	if since the beginning of such period, the Issuer or any of its Restricted Subsidiaries will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(i)	the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(ii)	Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any of its Restricted Subsidiaries repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary of the Issuer is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(c)	if since the beginning of such period the Issuer or any of its Restricted Subsidiaries (by merger, consolidation or otherwise) will have made an Investment in any Restricted Subsidiary of the Issuer (or any Person that becomes a Restricted Subsidiary of the Issuer or is merged with or into the Issuer or any of its Restricted Subsidiaries) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and any applicable Pro Forma Cost Savings) as if such Investment or acquisition occurred on the first day of such period; and

(d)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Issuer or its Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including any applicable Pro Forma Cost Savings) as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Consolidated EBITDA” for any period means, with respect to any Person, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)	Consolidated Interest Expense; plus

(b)	Consolidated Income Taxes; plus

(c)	consolidated amortization, depletion and depreciation expense; plus

(d)	other non-cash charges reducing Consolidated Net Income (other than depreciation, amortization or depletion expense), including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment); plus

(e)	any expenses or charges (other than depreciation, amortization or depletion expense) related to any Equity Offering, Permitted Investment, merger, consolidation, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including any amendment or other modification of the Notes; plus

(f)	any restructuring charges, integration costs or costs associated with establishing new facilities (which, for the avoidance of doubt, shall include retention, severance, relocation, workforce reduction, contract termination, systems establishment costs and facilities consolidation costs) certified by the chief financial officer of the Issuer and deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of all charges, expenses and costs added back under this clause (f) together with any applicable Pro Forma Cost Savings shall not exceed US$15,000,000 in the aggregate in any consecutive four-quarter period; plus

(g)	accretion of asset retirement obligations, net of cash payments for such asset retirement obligations;

(2)	decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), and

(3)	increased or decreased (without duplication) to eliminate the following items to the extent reflected in Consolidated Net Income:

(a)	any net gain or loss resulting in such period from currency translation gains or losses; and

(b)	effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements resulting from the application of purchase accounting in relation to any completed acquisition.

Notwithstanding the foregoing, clauses (1)(b) through (g) above relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (g) above are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, federal, provincial, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, net of any interest income received by such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(a)	interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto;

(b)	amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c)	non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments shall be excluded from the calculation of Consolidated Interest Expense;

(d)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(e)	the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(f)	costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(g)	interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(h)	the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Non-Guarantors payable to a party other than the Issuer or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, municipal and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP;

(i)	Receivables Fees; and

(j)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are intended to be used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (a) through (j) above) relating to any Indebtedness of such Person or any of its Restricted Subsidiaries described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of such Person. Notwithstanding anything to the contrary contained herein, without duplication of clause (i) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which such Person or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(a)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary of the Issuer or that is accounted for by the equity method of accounting, except that:

(i)	subject to the limitations contained in clauses (c) through (h) below, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or any of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary of the Issuer, to the limitations contained in clause (b) below); and

(ii)	the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or any of its Restricted Subsidiaries;

(b)	solely for the purpose of determining the amount available for Restricted Payments under Section 4.10(1)(d)(C)(a), any net income (but not loss) of any Restricted Subsidiary of the Issuer (other than a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(i)	subject to the limitations contained in clauses (c) through (h) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary of the Issuer as a dividend (subject, in the case of a dividend to another Restricted Subsidiary of the Issuer, to the limitation contained in this clause); and

(ii)	the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(c)	any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Issuer or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by Senior Management;

(d)	any income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(e)	any extraordinary or non-recurring gain or loss;

(f)	any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments;

(g)	any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests;

(h)	the cumulative effect of a change in accounting principles;

(i)	consolidated impairment charges;

(j)	any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs; and

(k)	any fees, expenses and debt issuance costs paid in connection with issuance of the Notes.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who: (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01, or such other address as to which the Trustee may give notice to the Issuer.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means any receiver, receiver-manager, trustee, assignee, liquidator, monitor, or similar official under any Bankruptcy Law.

“Debt Facility” means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds, indentures or similar instruments, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under any credit or other agreement or indenture).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or Section 2.10, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(2) as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)	is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or its Restricted Subsidiaries (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(c)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Issuer or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Issuer with the provisions of Section 4.12 and Section 4.16 and such repurchase or redemption complies with Section 4.10.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Equity Offering” means a public offering or private placement for cash by the Issuer of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (1) any issuances pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees, (2) an issuance to any Subsidiary or (3) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Issuer in good faith; provided that if the fair market value exceeds US$25,000,000, such determination shall be made by the Board of Directors of the Issuer or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Issuer is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Global Certificate” means the global note certificate registered in the name of the CDS Nominees representing the Notes.

“Global Note Legend” means the legend set forth in Section 2.06(6)(b), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2.

“Government Securities” means securities that are (a) direct obligations of Canada for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of Canada, which, in either case, are not callable or redeemable at the option of the issuer thereof;

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Restricted Subsidiary of the Issuer in existence on the Issue Date that provides a Note Guarantee on the Issue Date and any other Restricted Subsidiary of the Issuer that provides a Note Guarantee after the Issue Date in accordance with this Indenture; provided that upon release or discharge of any Restricted Subsidiary of the Issuer from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)	the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a payable and such obligation is satisfied within 30 days of Incurrence);

(d)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations) that are recorded as liabilities under GAAP, and which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (a) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (b) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(e)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(f)	the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(g)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(h)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(i)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(j)	to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions.

Notwithstanding the foregoing: (i) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness;” provided that such money is held to secure the payment of such interest; (ii) in connection with the purchase by the Issuer or any of its Restricted Subsidiaries of any business, the term “Indebtedness” will exclude post-closing payment adjustments or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; and (iii) “Indebtedness” shall be calculated without giving effect to any increase or decrease in Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. For the avoidance of doubt, Reclamation Obligations are not and will not be deemed to be Indebtedness.

In addition, “Indebtedness” of the Issuer and its Restricted Subsidiaries shall include (without duplication) Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of the Issuer and its Restricted Subsidiaries if:

(a)	such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of the Issuer (a “Joint Venture”);

(b)	the Issuer or any of its Restricted Subsidiaries is a general partner of the Joint Venture (a “General Partner”); and

(c)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of the Issuer or any of its Restricted Subsidiaries;

and then such Indebtedness shall be included in an amount not to exceed:

(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of the Issuer or any of its Restricted Subsidiaries; or

(b)	if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to the Issuer or any of its Restricted Subsidiaries, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Default” has the meaning given in Section 6.03.

“Interest Act” means Interest Act (Canada) as amended from time to time.

“Interest Payment Dates” has the meaning given in each Note.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers, suppliers or vendors in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(a)	Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(b)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(c)	an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Issuer.

For purposes of Section 4.10:

(a)	“Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary of the Issuer that is to be designated an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary of the Issuer, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary of the Issuer;

(b)	any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(c)	if the Issuer or any of its Restricted Subsidiaries sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Issue Date” means May 25, 2012.

“Issuer” means Allied Nevada Gold Corp and any successor thereto.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, deed of trust, deemed trust, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction or the Personal Property Security Act (Ontario) or any similar statute under any other jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investor Service, Inc.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, municipal and local taxes, and all foreign taxes, required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(b)	all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(c)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(d)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any of its Restricted Subsidiaries after such Asset Disposition.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor” means any Subsidiary of the Issuer that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(a)	as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness, but excluding any off-take agreement), other than Indebtedness secured by Liens permitted by clause (y) of the definition of Permitted Liens or (b) is directly or indirectly liable (as a guarantor or otherwise), other than as a result of Indebtedness secured by Liens permitted by clause (y) of the definition of Permitted Liens;

(b)	no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries, other than Indebtedness secured by Liens permitted by clause (y) of the definition of Permitted Liens, to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(c)	the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries, other than in respect of Liens permitted by clause (y) of the definition of Permitted Liens.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Issuer’s other Obligations under this Indenture and any supplemental indenture thereto pursuant to the terms of the Guarantee agreement issued by the Guarantors.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable federal or state law or under any foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the confidential offering memorandum dated May 22, 2012 related to the offer and sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Issuer or, in the event that the Issuer is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Issuer. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of, or counsel to, the Issuer or the Trustee.

“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes, in the case of the Issuer, or the Note Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).

“Participant” means a participant in the depositary service of CDS.

“Permitted Investment” means an Investment by the Issuer or any of its Restricted Subsidiaries in:

(a)	a Restricted Subsidiary of the Issuer;

(b)	any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(i)	such Person becomes a Restricted Subsidiary of the Issuer; or

(ii)	such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any of its Restricted Subsidiaries, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(c)	cash and Cash Equivalents;

(d)	(a) endorsements for collection or deposit in the ordinary course of business and (b) receivables owing to the Issuer or any of its Restricted Subsidiaries created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(e)	payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)	loans or advances to employees, Officers or directors of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in an aggregate amount outstanding at any time not in excess of US$2,000,000 with respect to all loans or advances made since the Issue Date (giving effect to the repayment of any such loan, but without giving effect to the forgiveness of any such loan);

(g)	any Investment acquired by the Issuer or any of any of its Restricted Subsidiaries:

(i)	in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or in satisfaction of judgments or otherwise in resolution or compromise of litigation, arbitration or disputes; or

(ii)	as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)	Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.12 or any other disposition of assets not constituting an Asset Disposition;

(i)	Investments in existence on the Issue Date, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (i) as required by the terms of such Investment or (ii) as otherwise permitted under this Indenture;

(j)	Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(k)	Guarantees issued in accordance with Section 4.09;

(l)	Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and its Restricted Subsidiaries in connection with such plans;

(m)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(n)	Similar Business Investments;

(o)	any purchases of Notes; and

(p)	Investments by the Issuer or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (p), in an aggregate amount at the time of such Investment not to exceed the greater of (x) US$25,000,000 and (y) 3.75% of Total Assets, at any one time outstanding (in each case, with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted	Liens” means, with respect to any Person:

(a)	Liens securing Indebtedness and other obligations permitted to be Incurred under the provisions of Section 4.09(2)(a), including interest, fees and other obligations relating thereto or for related banking services or cash management obligations and Liens on assets of Restricted Subsidiaries of the Issuer securing Guarantees of such Indebtedness and such other obligations of the Issuer;

(b)	pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations, including Reclamation Obligations, of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(c)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;

(d)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(e)	Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(f)	minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(g)	Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) (including the existing Hedging Obligations to the Lenders and their respective affiliates under the Senior Credit Facility and the Currency Agreement entered into with respect to the Notes);

(h)	leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(i)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(j)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance, assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:

(i)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(ii)	such Liens are created within 365 days of completion of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Issuer or any of its Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto;

(k)	Liens arising solely by virtue of any statutory or common law provisions relating to Liens in favor of trustee and escrow agents, banker’s Liens, margin Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that:

(i)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board; and

(ii)	such deposit account is not intended by the Issuer or any of its Restricted Subsidiaries to provide collateral to the depository institution;

(l)	Liens arising from Uniform Commercial Code or Personal Property Security Act (Ontario) financing statement filings regarding operating leases entered into by the Issuer and any of its Restricted Subsidiaries in the ordinary course of business;

(m)	Liens existing on the Issue Date (other than Liens permitted under clause (a));

(n)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary of the Issuer; provided, further, however, that any such Lien may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(o)	Liens on property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(p)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Issuer owing to the Issuer or another Restricted Subsidiary of the Issuer;

(q)	Liens securing the Notes and the Note Guarantees;

(r)	Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (j), (m), (n), (o), (q) above and this clause (r); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(s)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(t)	Liens in favor of the Issuer or any of its Restricted Subsidiaries;

(u)	Liens under industrial revenue, municipal or similar bonds;

(v)	(i) Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties of the Issuer and its Restricted Subsidiaries or the use of such properties in the operation of their business and

(ii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(w)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(x)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(y)	Liens on the Capital Stock or Indebtedness of an Unrestricted Subsidiary (or any other right, title or interest relating thereto, including any right to receive interest on such Indebtedness or dividends or other distributions on Capital Stock, or any right, title or interest in or to any agreements or instruments relating thereto, including under any related shareholder, limited partnership, loan or security agreements) or on any assets of an Unrestricted Subsidiary;

(z)	Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(aa)	Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) US$30,000,000 and (y) 4.5% of Total Assets; and

(bb)	Liens arising by operation of law or by contract in each case encumbering insurance policies and proceeds thereof to secure the financing of premiums of such insurance policies.

“Permitted Tax Distributions” means the payment of any distributions to permit direct or indirect beneficial owners of shares of Capital Stock of the Issuer to pay federal, state or local income tax liabilities arising from income of the Issuer and attributable to them solely as a result of the Issuer and any intermediate entity through which the holder owns such shares being a partnership or similar flow-through entity for U.S. federal income tax purposes; provided that such distributions for a tax period shall not exceed the U.S. federal, state and local tax liabilities that would have been payable by the Issuer had the Issuer been a corporation for U.S. federal income tax purposes for such period.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legends, including the 144A Legend and the Canadian Placement Legend, set forth in Section 2.06(6)(a).

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs that were (1) directly attributable to any merger, consolidation, acquisition or Investment and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and as applied as of the Issue Date, or (2) actually implemented by the business that was the subject of any such merger, consolidation, acquisition or Investment within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, in the case of each of (1) and (2), as if such reductions in cost had been effected as of the beginning of the applicable period and as such reductions in cost are described in the Officer’s Certificate described in the following sentence; provided that the amount of Pro Forma Cost Savings together with any amounts added back pursuant to clause (1)(d) of the definition of Consolidated EBITDA shall not exceed US$15,000,000 in the aggregate for such period. Pro Forma Cost Savings shall be described in a certificate that is prepared by the Issuer’s chief financial officer and delivered to the Trustee promptly after filing or delivery of the applicable financial statements referred to under Section 4.03 that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P and Moody’s, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary of the Issuer or an Unrestricted Subsidiary.

“Reclamation Obligations” means statutory, contractual, constructive or legal obligations, including the principal component of any obligations in respect of letters of credit, bank guarantees, performance or surety bonds or other similar instruments, associated with decommissioning of mining operations and reclamation and rehabilitation costs, including the cost of complying with applicable environmental regulation.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any of its Restricted Subsidiaries and

Indebtedness of any of its Restricted Subsidiaries that refinances Indebtedness of another Restricted Subsidiary of the Issuer) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(a)	(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(b)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(c)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

(d)	if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(e)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor that refinances Indebtedness of the Issuer or a Guarantor.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Definitive Notes” means one or more Definitive Notes bearing a Private Placement Legend.

“Restricted Global Notes” means the Canadian Placement Global Notes and the 144A Global Notes.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person (or if no such Person is specified, the Issuer) that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 902” means Rule 902 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group Inc.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or any of its Restricted Subsidiaries transfers such property to a Person (other than the Issuer or any of its Subsidiaries) and the Issuer or any of its Restricted Subsidiaries leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien on assets of the Issuer or such Restricted Subsidiary, excluding Capital Stock or Indebtedness of an Unrestricted Subsidiary or any right, title or interests relating thereto, including any rights under any relevant shareholder, voting trust, joint venture or other agreement or instrument.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means the Credit Agreement, dated as of May 17, 2011, among the Issuer, as borrower, The Bank of Nova Scotia, as Lead Arranger and Administrative Agent, and the several lenders from time to time parties thereto, as amended by the First Amendment to the Credit Agreement, dated as of May 11, 2012 among the parties to the Credit Agreement, as further amended by the Second Amendment to the Credit Agreement, dated as of May 25, 2012 among the parties to the Credit Agreement, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including replacing the borrowers or increasing the amount loaned thereunder; provided that such additional Indebtedness is Incurred in accordance with Section 4.09).

“Senior Management” means the chief executive officer and the chief financial officer of the Issuer.

“Significant Group” means any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

“Significant Subsidiary” means any Restricted Subsidiary of the Issuer that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, determined as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any other business that is similar, reasonably related, incidental or ancillary thereto.

“Similar Business Investments” means Investments made in (i) the ordinary course of, or of a nature that is customary in, the mining business as a means of exploiting, exploring for, acquiring,

developing, processing, refining, gathering, producing, transporting or marketing gold, silver or other precious or base metals used, useful or created in the mining business, including through agreements, acquisitions, transactions, interests or arrangements (whether on a royalty or non-royalty basis) which permit one to share (or have the effect of sharing) risks or costs, comply with regulatory requirements regarding ownership or satisfy other customary objectives in the mining business, and in any event including, without limitation, Investments made in connection with or in the form of (a) direct or indirect ownership interests in mining properties, gathering or upgrading systems or facilities and (b) operating agreements, development agreements, area of mutual interest agreements, pooling agreements, service contracts, joint venture agreements, partnership or limited liability company agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; and (ii) Persons engaged in a Similar Business.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Issuer; provided that, for purposes of calculating “Total Assets” for purposes of testing the covenants under this Indenture in connection with any transaction, the total consolidated assets of the Issuer and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Uniform Fraudulent Conveyance Act” means any applicable federal, provincial or state fraudulent conveyance legislation and any successor legislation.

“Uniform Fraudulent Transfer Act” means any applicable federal, provincial or state fraudulent transfer legislation and any successor legislation.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the 144A Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the 144A Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means:

(a)	any Subsidiary of the Issuer which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below;

(b)	any Subsidiary of an Unrestricted Subsidiary; and

(c)	as of the date of this Indenture, Allied Nevada Delaware Holdings, Inc. and Allied Nevada Cayman Corp.

“US$”	means United States dollars.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Issuer, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in Section
“144A Legend”	2.06(6)(a)(A)
“Acceleration Notice”	6.02
“Acceptable Commitment”	4.12(2)
“Additional Amounts”	4.18(1)
“Affiliate Transaction”	4.14(1)
“Asset Disposition Offer”	4.12(4)
“Authentication Order”	2.02(4)
“Base Currency”	12.12(1)(a)
“Change of Control Offer”	4.16(1)(a)
“Change of Control Payment”	4.16(1)(a)
“Change of Control Payment Date”	4.16(1)(b)
“Covenant Defeasance”	8.03
“CUSIP”	2.13
“deemed year”	4.01
“Event of Default”	6.01
“Excess Proceeds”	4.12(3)
“First Currency”	12.13
“Indemnified Tax”	4.18(1)
“indenture legislation”	12.18(1)

Term	Defined in Section
“ISIN”	2.13
“judgment currency”	12.12(1)(a)
“Legal Defeasance”	8.02
“losses”	7.08(2)
“Participants List”	2.01(4)
“Paying Agent”	2.03(1)
“Privacy Laws”	12.14
“rate(s) of exchange”	12.12(4)
“Registrar”	2.03(1)
“Relevant Taxing Jurisdiction”	4.18(1)
“Second Commitment”	4.12(2)
“Security Register”	2.03(1)
“Tax Payments”	4.10(2)(n)
“Taxes”	4.18(1)

Section 1.03. Rules of Construction.

Unless	the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	words in the singular include the plural, and in the plural include the singular;

(e)	all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(f)	the words “herein,” “hereof’ and “hereunder” and other words of similar importance refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(g)	“including” means “including without limitation”;

(h)	“in writing” when used in the context of giving or delivering notice, or similar expressions, will be deemed to mean providing notice by any one of the following: first class mail, facsimile, or hand delivery, in each case at the address or facsimile number provided pursuant to Section 12.01. In the case of notice to the Holders, “in writing” will be deemed to mean providing notice to each Holder, at its address in the Security Register in accordance with Applicable Procedures;

(i)	provisions apply to successive events and transactions; and

(j)	references to any laws, acts, rules or regulations thereunder shall be deemed to include any substitute, replacement or successor laws, acts, rules or regulations.

Section 1.04. Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05. Acts of Holders of Notes

(1)	Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing or (ii) a resolution duly adopted by the Holders of Notes at a meeting thereof duly called and held in accordance with the provisions of Article 13. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or resolution are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favour of the Trustee and the Issuer if made in the manner provided in this Section. Proof of the due adoption of any such resolution by the appropriate percentage of Holders of Notes at a meeting thereof shall be sufficient for any purpose of this Indenture if such resolution forms part of and its due adoption by such appropriate percentage is evident from the record of such meeting prepared, signed and verified in the manner provided in Section 13.06.

(2)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an Officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority to so execute.

(3)	The holding of Notes shall be proved by the Security Register.

(4)	Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.06. Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall, except as may be required by any applicable law, give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture. In the case of Notes registered in Book-Entry Only Form, any reference in this Indenture to a “Holder” of a Note shall be construed as a reference to the Depositary.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

(1)	General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, Depositary rule, exchange rule or usage in addition to those set forth on Exhibit A and in this Article 2. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of C$1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(2)

Form of Notes. Notes shall be issued initially in Book-Entry Only Form represented by one or more fully registered Global Notes and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto) held by, or on behalf of, the Depositary (for its Participants) and registered on the Security Register maintained by the Trustee pursuant to Section 2.03 in the name of the Depositary or its nominee, and it is expressly acknowledged that any such registrations of ownership and transfers of such Global Note(s), or interests of Participants therein, will be made by the Depositary only through the Book-Entry System. Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06.

(3)	Book-Entry Provisions. This Section 2.01(3) shall apply only to Global Notes held by the Depositary or deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Subject to this Section 2.01(3), the rights of Participants and Indirect Participants in any Global Note (including the right to receive a certificate or other instrument evidencing an ownership interest in such Global Note) shall be limited to those established by any agreement (including a Book-Entry Only Securities Services Agreement) between the Issuer and the Depositary, by applicable law and by any agreements among the Depositary and its Participants and among such Participants and the Indirect Participants, and must be exercised through a Participant in accordance with the Applicable Procedures. Accordingly, except as provided in Section 2.06, neither the Issuer nor the Trustee shall be under any obligation to deliver, nor shall any Participant or Indirect Participant or any owner of any beneficial interest in any Global Note have any right to require the delivery of, a Definitive Note or other instrument evidencing an interest in respect of such Note, and, for so long as no Definitive Note has been issued, the responsibility and liability of the Issuer in respect of notices or payments on the Notes will be limited to giving notice or making payment of any principal, redemption price, if any, and interest due on the Notes to the Depositary or its nominee. Any notice required or permitted to be given to Holders while the Notes are represented by Global Notes held by, or on behalf of, the Depositary or its nominee as part of the Book-Entry System, shall be provided to the Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(4)	Dealings with the Depositary. The Issuer acknowledges that subject to and in accordance with Applicable Procedures, each Participant must look solely to the Depositary through its paying agent service, for so long as the Depositary is the registered holder of Global Notes, for its share of each payment made by the Trustee or the Issuer or any Guarantor, as the case may be, to the registered holder of the Global Notes, and each Indirect Participant must look solely to Participants for its share of such payments. Provided that the Issuer or any Guarantor (or the Paying Agent, as applicable) has made payments to the Depositary in respect of the Global Notes as required by this Indenture and except as otherwise provided in Section 8.06 or Section 11.03 of this Indenture, no person, including any Participant, shall have any claim against the Issuer in respect of payments due on such Global Notes and the obligations of the Issuer shall be discharged by payment to the Depositary, in respect of each amount so paid.

The Issuer understands that, if so requested in writing by the Trustee or the Issuer, the Depositary will, upon payment of the CDS Participant’s List Fee and applicable taxes, within 48 hours of such request, deliver to such requesting party a certified list of Participants (the “Participants List”) as at the date requested by such party showing the name and address of each Participant together with the aggregate principal amount of such Participant’s interest in the Notes and that for so long as interests in the Notes are represented by the Global Notes, the Depositary shall, upon the reasonable request of the Trustee or the Issuer from time to time, deliver to such requesting party a copy of the then current Participants List and such additional information as the Trustee or Issuer may reasonably request. The Issuer and the Trustee shall be entitled to rely upon all such information provided by the Depositary to the Issuer and the Trustee.

The Issuer understands that the Depositary acts as the agent and depositary for the Participants and the Issuer further acknowledges and agrees that neither the Issuer nor the Trustee shall have any liability or responsibility for: (i) any aspect of the records relating to the beneficial ownership of the Notes held by the Depositary or the payments relating to such Notes, (ii) maintaining, supervising or reviewing any records relating to the beneficial ownership of Notes held by the Depositary, or (iii) any advice or representation made by or with respect to the Depositary and contained in this Indenture or any indenture supplemental to this Indenture with respect to the rules and regulations governing the Depositary or any action to be taken by the Depositary or at the direction of the Participants. In the event of any conflict between this Indenture and any such agreement between the Issuer and the Depositary, the terms of any such agreement shall prevail.

Section 2.02. Execution and Authentication.

(1)	One Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile or other form of electronic signature.

(2)	If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(3)	A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(4)	On the date of this Indenture, the Trustee shall, upon a written order of the Issuer signed by an Officer (an “Authentication and Delivery Order”), authenticate the initial Notes for original issue of C$400,000,000 in aggregate principal amount (the “Initial Notes”) and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes for original issue in an aggregate principal amount specified in such Authentication and Delivery Order.

Section 2.03. Registrar and Paying Agent.

(1)

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of particulars of the Notes and of their transfer and exchange (the “Security Register”). The Issuer may appoint one or more additional paying agents. The term

“Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent.

(2)	The Issuer initially appoints CDS to act as Depositary with respect to the Global Notes.

(3)	The Issuer initially appoints the Trustee to act as Registrar and Paying Agent and to act as custodian with respect to the Global Notes, and the Trustee hereby agrees so to act.

Without limiting the foregoing, in connection with any issue(s) of Notes to purchasers in the United States of America or any other jurisdictions (other than Canada), the Issuer may by such written instrument deemed appropriate by the Issuer, appoint from time to time directly or through the Depositary or Trustee:

(a)	a depositary incorporated or organized under the laws of such jurisdiction in addition or in lieu of the Depositary; and

(b)	a paying agent incorporated or organized under the laws of such jurisdiction in addition to or in lieu of the Paying Agent;

and, in addition, the Trustee may also appoint, with the prior consent of the Issuer, one or more co-certifying agent(s) incorporated or organized under the laws of such jurisdiction(s).

The Security Register shall at all reasonable times, and at such reasonable costs as established by the Trustee, be open for inspection by the Issuer or any Holder. The Trustee and Registrar shall from time to time when requested so to do by the Issuer furnish the Issuer with a list of names and addresses of Holders of Notes entered on the register kept by them and showing the principal amount and serial numbers of the Notes held by each such Holder.

Section 2.04. Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall immediately notify the Trustee of any default by the Issuer and the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Issuer at any time may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for such funds. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Section 6.01(c) and (h) relating to the Issuer or the Guarantors, the Trustee shall serve as Paying Agent for the Notes. The Paying Agent shall confirm in writing to the Trustee receipt of payment from the Issuer and that payment has been made to the registered Holders.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06. Transfer and Exchange.

(1)	Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes shall only be exchanged for Definitive Notes if: (1) the Issuer is required to do so by applicable law; (2) the Book-Entry System ceases to exist; (3) the Issuer determines, at its option, that the Global Notes shall be exchanged for Definitive Notes (including, without limitation, in circumstances where the Issuer considers it impracticable or inefficient to effect any distribution or conversion in respect of the Notes through the facilities of the Depositary) and delivers a written notice to such effect to the Trustee, (4) the Issuer or the Depositary advises the Trustee that the Depositary is no longer willing, able or qualified to properly discharge its responsibilities as depositary with respect to the Notes and the Issuer or the Trustee is unable to locate a qualified successor within 120 days after the date of such notice to the Trustee, or (5) after the occurrence of an Event of Default, the Depositary notifies the Trustee that it has received written notification from Participants, acting on behalf of Indirect Participants representing, in the aggregate, in excess of 50% of aggregate principal amount of beneficial ownership interests in the Global Notes, that it is no longer in their best interest that the Global Notes be held by the Depositary. Upon the occurrence of any of the preceding events in clauses (1), (2), (3), (4) or (5) above, the Trustee shall notify the Depositary, for and on behalf of Participants and Indirect Participants, of the termination of the Book-Entry System and that (i) the Notes will be represented by Definitive Notes, and (ii) Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and registered and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(1), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(2) or (3).

(2)

Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. It is expressly acknowledged that transfers of beneficial ownership in any Note represented by a Global Note will be effected only (i) with respect to the interest of Participants, through records maintained by the Depositary or its nominee for the Global Notes, and (ii) with respect to interests of persons other than Participants, through records maintained by Participants. Indirect Participants who desire to purchase, sell or otherwise transfer ownership of or other interest in Notes represented by a Global Note may do so only through a Participant. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act and applicable securities laws and regulations in Canada. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (a) or (b) below, as applicable, as well as one or more of the other following clauses, as applicable:

(a)	Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend applicable to such Restricted Global Note and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Canadian Placement Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, subject, however, to such transfer being in accordance with the transfer restrictions set forth in the Canadian Placement Legend and any Applicable Procedures. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(2)(a).

(b)	All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests other than those that are subject to Section 2.06(2)(a) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) if permitted under Section 2.06(1), both (1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(l) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act and/or applicable securities laws and regulations in Canada, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(7).

(c)

Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(2)(b)(A) above and the Registrar receives the following:

(A)	if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)	if the transferee will take delivery in the form of a beneficial interest in a Canadian Placement Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Canadian Placement Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)).

(d)	Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(2)(b)(A) above and the Registrar receives the following:

(A)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Issuer or the Registrar so requests or if the Applicable Procedures so require, such certifications and/or an opinion of counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and applicable securities laws in Canada and that the restrictions on transfer contained herein and in the 144A Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not been issued, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.06(2)(d).

(3)	Transfer or Exchange of Beneficial Interests for Definitive Notes.

(a)	Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(1), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation and provided the Book-Entry System has been terminated:

(A)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)	if such beneficial interest is being transferred in a transaction exempt from (or not subject to) the prospectus qualification and dealer registration requirements of applicable Canadian provincial securities laws and to a non-U.S. Person (within the meaning of Rule 902(k) of Regulation S)) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(C)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (l) thereof;

(D)	if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications and opinion of counsel required by item (3)(a) thereof;

(E)	if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)	if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

Provided the documentation complies with all applicable current transfer rules and regulations and provided that all documentation is in good order, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(7) the aggregate principal amount of the applicable Restricted Global Note, and the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, provided, however, that no beneficial interest in a Canadian Placement Global Note shall be exchanged for or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note prior to the expiration of the Distribution Compliance Period or the termination of the Book-Entry System. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(3)(a) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(3)(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(b)	Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(1), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(b) thereof; or

(B)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and applicable securities laws in Canada and that the restrictions on transfer contained herein and in the 144A Legend shall no longer be required in order to maintain compliance with the Securities Act, provided, however, that no beneficial interest in a Canadian Placement Global Note shall be exchanged for or transferred to a Person who takes delivery thereof in the form of a Unrestricted Definitive Note prior to the expiration of the Distribution Compliance Period.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(3)(b) and provided the documentation complies with all applicable current transfer rules and regulations and all documentation is in good order, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(7) the aggregate principal amount of the applicable Restricted Global Note.

(c)

Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(1), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(2)(b), the

Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(7) the aggregate principal amount of the applicable Unrestricted Global Note, and the Issuer shall execute and the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(3)(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(3)(c) shall not bear the 144A Legend.

(4)	Transfer and Exchange of Definitive Notes for Beneficial Interests.

(a)	Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)	if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)	if such Restricted Definitive Note is being transferred in a transaction exempt from (or not subject to) the prospectus qualification and dealer registration requirements of applicable securities laws and regulations in Canada and to a non-U.S. Person (within the meaning of Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(C)	if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(D)	if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications and Opinion of Counsel required by item (3)(a) thereof;

(E)	if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)	if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(7) the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a Canadian Placement Global Note, in the case of clause (C) above, a 144A Global Note.

(b)	Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)	if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)	if the holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and applicable Canadian provincial securities laws, if applicable, and that the restrictions on transfer contained herein and in the 144A Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(4)(b), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(7) the aggregate principal amount of the Unrestricted Global Note.

(c)	Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(7) the aggregate principal amount of one of the Unrestricted Global Notes.

(d)	Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is to be effected pursuant to clause (b) or (c) above at a time when an Unrestricted Global Note has not been issued, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(5)	Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(5), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such holder or by its attorney-in-fact, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(5).

(a)	Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)	if the transfer will be made in a transaction exempt from (or not subject to) the prospectus qualification and dealer registration requirements of applicable securities laws and regulations in Canada and will be made pursuant to Rule 903 or Rule 904, the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(B)	if the transfer will be made pursuant to Rule 144A, the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(C)	if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

(b)	Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)	if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(d) thereof; or

(B)	if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or the Issuer so requests, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and applicable securities laws and regulations in Canada, and that the restrictions on transfer contained herein and in the 144A Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of Section 2.06(5)(b) the Trustee shall cancel the prior Restricted Definitive Note and authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(c)	Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holders thereof.

(6)	Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(a)	Private Placement Legends.

(A)	Except as permitted by clause (C) below, each 144A Global Note and each Definitive Note (other than an Unrestricted Definitive Note) (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form (the “144A Legend”):

“THIS NOTE AND THE GUARANTEES (COLLECTIVELY, THIS “SECURITY’) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF ALLIED NEVADA GOLD CORP. (“ALLIED NEVADA”) THAT SUCH SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO ALLIED NEVADA, (B) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT,

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION, AND (I) IN THE CASE OF CLAUSE (C)(2) OR (E) ABOVE, THE DELIVERY OF AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE AND SUCH OTHER INFORMATION SATISFACTORY TO ALLIED NEVADA AND THE TRUSTEE OF THE NOTES, ACTING REASONABLY, TO THE EFFECT THAT THE TRANSFER OF SUCH NOTES IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT, AND (2) THE DELIVERY OF SUCH CERTIFICATIONS AND/OR OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE RELATING TO THE NOTES IN CONNECTION WITH SUCH TRANSFER.”

(B)	Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form (the “Canadian Placement Legend”):

“UNLESS PERMITTED UNDER CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA OR WITH A RESIDENT OF CANADA BEFORE SEPTEMBER 26, 2012.

THE RIGHTS ATTACHING TO THIS GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES ARE AS SPECIFIED IN THE INDENTURE.”

(C)	Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (2)(d), (3)(b), (3)(c), (4)(b), (4)(c), (5)(b), or (5)(c) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the 144A Legend.

(b)	Global Note Legend. Each Global Note shall bear a legend in substantially the following form, subject to such modification as required by the Depositary:

“THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THIS INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ALLIED NEVADA GOLD CORP. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(7)

Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note and on the Register by the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee.

(8)	General Provisions Relating to Transfers and Exchanges.

(a)	No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of an exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 3.09, Section 4.12, Section 4.16 and Section 9.04).

(b)	All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same Indebtedness, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(c)	Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(d)	The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(e)	Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(f)	All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(g)	All approvals for legend removals, transfers and exchanges of Restricted Securities must be approved in writing on the letterhead of the Issuer or their

Counsel and addressed to the Trustee/Registrar setting out the details of the approval.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, shall authenticate a replacement Note. If required by the Trustee or the Issuer, the Holder of such Note shall provide indemnity and surety bond sufficient, in the judgment of the Trustee or the Issuer, as applicable, to protect the Issuer and the Trustee from any loss that any of them may suffer in connection with such replacement. If required by the Issuer, such Holder shall reimburse the Issuer for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Issuer evidencing the same Indebtedness as the destroyed, lost or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

(1)	The Notes outstanding at any time shall be the entire principal amount of Notes represented by all the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in the following sentence, a Note shall not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that Notes held by the Issuer or a Subsidiary of the Issuer shall be deemed not to be outstanding for purposes of Section 3.07(2). While the Issuer may at any time, and from time to time, acquire Notes by means other than a redemption (whether pursuant to an offer, open market purchase, or otherwise) so long as no Default or Event of Default has occurred and is continuing and the acquisition does not otherwise violate the terms of this Indenture, all Notes so purchased shall be delivered to the Trustee and shall be cancelled and no Notes shall be Issued in substitution therefor.

(2)	If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding.

(3)	If the principal amount of any Note is considered paid under Section 4.01, it shall cease to be outstanding and interest on it shall cease to accrue.

(4)	If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The certificates shall not be considered received for transfer, exchange or payment until physically received in proper order by the Registrar. Upon sole direction of the Issuer, the Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of applicable laws). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer from time to time upon request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP or ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Section 2.14. Issuance of Additional Notes.

The Issuer shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price, provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have original issue discount within the meaning of Section 1273 of the Code. The Initial Notes issued on the date hereof, and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, directions, waivers, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Issuer shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)	the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)	the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes;

(3)	whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes;

(4)	registration details including the street address of the Holder as it is to appear on the Security Register; and

(5)	any delivery instructions.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officer’s Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased pursuant to an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of C$1,000 or integral multiples of C$1,000, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of C$1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days prior to a redemption date, the Issuer shall provide a notice of redemption in writing to each Holder whose Notes are to be redeemed at such Holder’s address appearing in the Security Register maintained in respect of the Notes by the Registrar except that the redemption notices may be mailed more than 60 days prior to redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11, respectively.

The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number(s)) and shall state:

(1)	the redemption date;

(2)	the redemption price, or if the redemption is made pursuant to Section 3.07(3), a calculation of the redemption price;

(3)	if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and confirming that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)	the name and address of the Paying Agent;

(5)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)	that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue, on and after the redemption date;

(7)	the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)	that no representation is made as to the correctness of the CUSIP or ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Issuer) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption or Purchase Price.

On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent an amount sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any amounts deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07. Optional Redemption

(1)	Except as provided in clauses (2), (3), (5) and (6) of this Section 3.07, the Notes shall not be redeemable at the option of the Issuer prior to June 1, 2016.

(2)	At any time prior to June 1, 2015, upon not less than 30 nor more than 60 days’ notice, the Issuer may on any one or more occasions redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price (expressed as a percentage of the principal amount) of 108.75%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date prior to the redemption date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds received by the Issuer from one or more Equity Offerings, in each case, after the Issue Date; provided that:

(a)	at least 65% of the aggregate principal amount of the Notes initially issued hereunder (calculated after giving effect to any issuance of Additional Notes) would remain outstanding immediately after the proposed redemption; and

(b)	the redemption occurs within 120 days after the closing of such Equity Offering.

(3)	At any time and from time to time prior to June 1, 2016, in addition to the redemption right in Section 3.07(2), the Issuer may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) the Canada Yield Price and (ii) 101% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date prior to the redemption date to receive interest due on the relevant Interest Payment Date).

(4)	At any time and from time to time on or after June 1, 2016, and prior to Stated Maturity of the Notes, the Issuer may redeem all or part of the Notes upon not less than 30 nor more than 60 days prior notice. These redemptions must be in amounts of C$1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of the principal amount at Stated Maturity), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the redemption date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing June 1st of each of the years set forth below:

Redemption Year	Percentage
2016	104.375%
2017	102.188%
2018 and thereafter	100.0%

(5)	The Issuer may at any time redeem, in whole but not in part, the outstanding Notes (upon giving not less than 30 nor more than 60 days irrevocable notice to the affected Holders) at a redemption price of 100% of the principal amount of all outstanding Notes, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Issuer has become obligated to pay any Additional Amounts in respect of the Notes, as a result of:

(a)	any change in or amendment to the applicable laws (or regulations promulgated thereunder) of any jurisdiction other than Canada; or

(b)	any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the Issue Date.

Notwithstanding the foregoing, the Issuer may not deliver a redemption notice under this Section 3.07(5):

(a)	earlier than 90 days before the earliest date on which the Issuer would be obligated to pay such Additional Amounts; or

(b)	unless at the time such notice is given, the obligation to pay the Additional Amounts remains in effect.

Before the Issuer delivers any notice of redemption pursuant to this Section 3.07(5), the Issuer shall deliver to the Trustee an Officer’s Certificate certifying that the Issuer cannot avoid its obligations to pay the Additional Amounts by taking reasonable measures available to it. The Issuer shall also deliver an opinion or independent legal counsel of recognized standing stating that the Issuer would be obligated to pay Additional Amounts as a result of a Change in Tax law.

(6)	If the Holders of at least 95% of the aggregate outstanding principal amount of Notes have accepted a Change of Control Offer pursuant to Section 4.16 and the Issuer has purchased all of the Notes held by those Holders tendered but not withdrawn, then the Issuer may, within 90 days of such purchase and upon not less than 30 days but not more than 60 days prior notice mailed or otherwise delivered in accordance with the applicable procedures of the Depositary to each Holder, redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus to the extent not included in the Change of Control Payment, any accrued and unpaid interest on the Notes to the date of redemption (subject to the right of Holders of record on the relevant Regular Record Date prior to the redemption date to receive interest due on the relevant Interest Payment Date).

(7)	Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Section 3.01 through Section 3.06.

Section 3.08. Mandatory Redemption.

Except as set forth in Section 4.12 and Section 4.16, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to, or offers to purchase, the Notes.

Section 3.09. Offers to Repurchase by Application of Excess Proceeds.

(1)	In the event that, pursuant to Section 4.12, the Issuer is required or opts to commence an Asset Disposition Offer, the Issuer will follow the procedures specified below.

(2)	The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer shall apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.12 (the “Asset Disposition Offer Amount”), or if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered and not validly withdrawn, all Notes and Pari Passu Indebtedness validly tendered and not validly withdrawn in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made.

(3)	If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Asset Disposition Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(4)

Upon the commencement of an Asset Disposition Offer, the Issuer shall send a notice (or otherwise communicate in accordance with the procedures of the Depositary) to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders and, to the extent required by the terms of the outstanding Pari Passu Indebtedness, all holders of such Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(a)	that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.12 and the length of time the Asset Disposition Offer shall remain open;

(b)	the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(c)	that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(d)	that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(e)	that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in integral multiples of C$1,000 only;

(f)	that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer shall be required to (i) surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, or (ii) transfer such Note by book-entry transfer, in either case, to the Issuer, the Depositary, if applicable, or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(g)	that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(h)	that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, then the Notes to be repurchased shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed but are in global form, then by lot or otherwise in accordance with the procedures of the Depositary or, if the Notes are not listed and not in global form on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, and the Issuer shall select Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness, although no Note having a principal amount of C$1,000 shall be purchased in part; and

(i)	that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(5)	On or before the Asset Disposition Purchase Date, the Issuer shall, to the extent lawful, accept for payment, by lot or on a pro rata basis, as applicable, the Asset Disposition Offer Amount of Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not validly withdrawn, all Notes so tendered and not withdrawn, in the case of the Notes, in integral multiples of C$1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than C$1,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is C$1,000. The Issuer shall deliver, or cause to be delivered, to the Trustees the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.

(6)	The Issuer shall promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail or deliver to the Paying Agent to remit to each tendering Holder or holder or to the lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Issuer for purchase, and, if less than all of the Notes tendered are purchased pursuant to the Asset Disposition Offer, the Issuer shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of C$1,000 or an integral multiple of C$1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(7)	The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, Canadian Securities Legislation and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

Other than as specifically provided in this Section 3.09, any purchase pursuant to Section 4.16 shall be made pursuant to the provisions of Section 3.02, 3.05 and 3.06.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

(1)	The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern time on the day immediately preceding the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. The Trustee or Paying Agent shall fund only to the extent they have been funded and if payment is not received in time to relay to the Holders then the Issuer shall be responsible for any interest charged.

(2)	The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

(3)	In the case of any interest period that is shorter than a full semi-annual interest period due to redemption or repurchase, interest shall be calculated on the basis of a 365-day year or 366-day year, as applicable, and the actual number of days elapsed in that period.

(4)	The Paying Agent shall be entitled to rely on the calculations of the Issuer for all payments of principal and interest.

(5)	For the purposes of the Interest Act, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 4.02. Maintenance of Office or Agency.

(1)

The Issuer will maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served (the “Corporate Trustee Office of the Trustee”). The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(2)	The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(3)	The Issuer hereby designates the Corporate Trust Office of the Trustee, as such office, drop facility or agency of the Issuer solely for the purposes of the administrative matters described in Section 4.02(1) in accordance with Section 2.03.

Section 4.03. Provision of Financial Information.

(1)	Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the SEC, the Issuer will file with the Canadian securities regulators on SEDAR within the time periods specified in the SEC’s rules and regulations that are then applicable to the Issuer (or if the Issuer is not the subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filed” as defined in such rules and regulations):

(a)	all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” section and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(b)	all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” section;

(c)	all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Issuer were required to file such reports; and

(d)	any other information, documents and other reports that the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form.

(2)	Notwithstanding anything in Section 4.03(1), the Issuer will not be obligated to file such reports on SEDAR if Canadian securities regulators or SEDAR do not permit such filing,

so long as the Issuer files such reports with the SEC on EDGAR; provided, further, that the Issuer will not be obligated to file such reports with the SEC on EDGAR if the SEC does not permit such filing, so long as the Issuer provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Issuer’s expense and by the applicable date the Issuer would be required to file such information pursuant to Section 4.03(1). To the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Issuer will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in this Section 4.03(2) and Section 4.03(1) may be satisfied by delivering such information to the Trustee and posting copies of such information on a website to which access will be given to Holders and prospective purchasers of the Notes.

(3)	No later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period has been furnished pursuant to Section 4.03(1)(a) or Section 4.03(1)(b) above, the Issuer will hold live quarterly conference calls (by way of webcast or otherwise) for the benefit of the Holders with the opportunity to ask questions of the Issuer’s management. No fewer than three Business Days prior to the date such conference call is to be held, the Issuer will issue a press release (which release shall be immediately filed on SEDAR or, if the applicable Canadian securities regulators do not permit such filing, immediately provided to the Trustee and the Holders) to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Issuer (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

(4)	If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, otherwise would have been a Significant Subsidiary, then the annual and quarterly financial information required by the preceding paragraphs shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(5)	In the event that any Parent of the Issuer is or becomes a Guarantor, the Issuer may satisfy its obligations under this Section 4.03 by furnishing financial information relating to such Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a stand-alone basis, on the other hand.

(6)	Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(c) until 90 days after the date any report hereunder is due.

(7)	To the extent any information is not provided as specified in this Section 4.03 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 4.04. Compliance Certificate.

(1)	The Issuer will deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2012, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(2)	The Issuer will deliver to the Trustee, within five Business Days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

The Issuer will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06. Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that neither it nor any Guarantor will at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives on its behalf and on the behalf of any Guarantor, all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Corporate Existence.

Subject to Article 5, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries; provided, however, that the Issuer will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Issuer determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse· in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08. Payments for Consent.

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that this Section 4.08 shall not be breached if consents, waivers or amendments are sought in connection with an exchange offer for all of the Notes where (A) participation in such exchange offer is limited to Holders who are QIBS, or non-U.S. persons, within the meaning of Regulation S, and (B) such offer complies with applicable Canadian Securities Legislation.

Section 4.09. Incurrence of Indebtedness and Issuance of Disqualified Stock

(1)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), provided, however, that the Issuer and the Guarantors may Incur Indebtedness, if on the date thereof and after giving effect thereto on a pro forma basis:

(a)	the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(b)	no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or entering into the transactions relating to such Incurrence.

(2)	The provisions of Section 4.09(1) shall not prohibit the Incurrence of the following Indebtedness:

(a)

Indebtedness of the Issuer or any Guarantor Incurred under a Debt Facility and the issuance and creation of letters of credit, bankers’ acceptances, performance or surety bonds and other similar instruments thereunder (with any such undrawn instruments and reimbursement obligations relating to any payables that are satisfied within 30 days being deemed not to be Indebtedness, and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate amount not to exceed US$150,000,000, less the aggregate principal amount of all principal repayments with the proceeds from

Asset Dispositions made pursuant to Section 4.12(2)(a) in satisfaction of the requirements of such covenant; provided that in no event shall the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 4.09(2)(a) and Section 4.09(2)(h) exceed a total of US$400,400,000;

(b)	Indebtedness represented by the Notes (including any Note Guarantee) (other than any Additional Notes);

(c)	Indebtedness of the Issuer and any of its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (a), (b), (d), (e), (g), (i), (j) and (k) of Section 4.09(2));

(d)	Guarantees by (a) the Issuer or Guarantors of Indebtedness permitted to be Incurred by the Issuer or a Guarantor in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and (b) Non-Guarantors of Indebtedness Incurred by Non-Guarantors in accordance with the provisions of this Indenture;

(e)	Indebtedness of the Issuer owing to and held by any of its Restricted Subsidiaries or Indebtedness of a Restricted Subsidiary of the Issuer owing to and held by the Issuer or any other Restricted Subsidiary of the Issuer; provided, however,

(A)	if the Issuer is the obligor on Indebtedness owing to a Non-Guarantor, such Indebtedness is expressly subordinated in right of payment to all Obligations with respect to the Notes;

(B)	if a Guarantor is the obligor on such Indebtedness and a Non-Guarantor is the obligee, such Indebtedness is expressly subordinated in right of payment to the Note Guarantee of such Guarantor; and

(C)	(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or any of its Restricted Subsidiaries; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any of its Restricted Subsidiaries,

shall be deemed, in each case under this Section 4.09(2)(e)(C), to constitute an Incurrence of such Indebtedness by the Issuer or such Subsidiary, as the case may be;

(f)

Indebtedness of (x) any Person Incurred and outstanding on the date on which such Person became a Restricted Subsidiary of the Issuer or was acquired by, or merged into or amalgamated, arranged or consolidated with, the Issuer or any of its Restricted Subsidiaries or (y) such Persons or the Issuer or any of its Restricted Subsidiaries Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary of the Issuer or otherwise was acquired by, or merged into or consolidated with the Issuer or (B) otherwise in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, however, in each case set forth in clause (x) or (y), that at the time such Person is acquired or such Indebtedness was Incurred, either:

(A)	the Issuer would have been able to Incur US$1.00 of additional Indebtedness pursuant to Section 4.09(1) after giving effect to the Incurrence of such Indebtedness pursuant to this Section 4.09(2)(f); or

(B)	the Consolidated Coverage Ratio of the Issuer and its Restricted Subsidiaries would have been higher than such ratio immediately prior to such acquisition, merger or consolidation and such ratio would have been at least 1.50 to 1.00, in each case after giving effect to the Incurrence of such Indebtedness pursuant to this clause Section 4.09(2)(f);

(g)	Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) (including the existing Hedging Obligations to the lenders and their respective affiliates under the Senior Credit Facility and the Currency Agreement entered into with respect to the Notes);

(h)	Indebtedness (including Capitalized Lease Obligations) of the Issuer or any of its Restricted Subsidiaries Incurred to finance the purchase, design, lease, construction, repair, replacement or improvement of any property (real or personal), plant or equipment used or to be used in a Similar Business through the direct purchase of such property, plant or equipment, and any Indebtedness of the Issuer or any of its Restricted Subsidiaries that serves to refund or refinance any Indebtedness Incurred pursuant to this clause (h), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (h) and then outstanding, will not exceed US$350,000,000 at any time outstanding; provided that in no event shall the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 4.09(2)(h) and Section 4.09(2)(a) of this paragraph exceed a total of US$400,000,000;

(i)	Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries in respect of (a) workers’ compensation claims, health, disability or other employee benefits; (b) property, casualty or liability insurance self-insurance obligations; and (c) statutory, appeal, completion, export, import, customs, revenue, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business and reimbursement obligations relating to same;

(j)	Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, Incurred or assumed in connection with the disposition or acquisition of any business or assets of the Issuer or any business, assets or Capital Stock of any of its Restricted Subsidiaries, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

(A)	the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition; and

(B)	such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause Section 4.09(2)(j));

(k)	Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(l)	Indebtedness in the form of letters of credit and reimbursement obligations relating to letters of credit that are satisfied within 30 days of being drawn;

(m)	The Incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of Refinancing Indebtedness that serves (or will serve) to refund or refinance any Indebtedness Incurred as permitted under Section 4.09(1) and Section 4.09(2),(b), (c), (f) and this Section 4.09(2) (m), or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by Senior Management, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith;

(n)	Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of the financing of insurance premiums incurred in the ordinary course of business;

(o)	Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(p)	Indebtedness of the Issuer or any of its Restricted Subsidiaries with respect to Guarantees of Indebtedness of joint ventures, in an aggregate amount under this clause (p) not to exceed the greater of (x) US$30,000,000 and (y) 4.5% of Total Assets, at any time outstanding;

(q)	Non-Recourse Debt;

(r)	Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (a) used to purchase the Notes tendered in connection with a Change of Control Offer or (b) deposited to defease the Notes pursuant to Article 8; and

(s)	In addition to the items referred to in Section 4.09(2)(a) through (r) above, Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (s) and then outstanding, will not exceed the greater of (x) US$50,000,000 and (y) 7.5% of Total Assets, at any time outstanding.

(3)	Notwithstanding anything in this Section 4.09:

(a)	The Issuer will not Incur any Indebtedness under Section 4.09(2) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Issuer unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

(b)	No Guarantor will Incur any Indebtedness under Section 4.09(2) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations.

(c)	No Restricted Subsidiary of the Issuer (other than a Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Issuer or a Guarantor.

(d)	The Issuer will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary of the Issuer, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.09 the Issuer will be in Default of this Section 4.09).

(4)	For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(a)	in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the second paragraph of this Section 4.09, the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with Section 4.09(2) and only be required to include the amount and type of such Indebtedness in one of such clauses under Section 4.09(2);

(b)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(c)	if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to Section 4.09(2)(a) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(d)	the principal amount associated with any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries, or Preferred Stock of a Non-Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(e)	Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(f)	the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and

(g)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(5)	Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(6)

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10. Restricted Payments.

(1)	The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(a)	declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiaries’ Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) other than:

(A)	dividends or distributions payable solely in Capital Stock of the Issuer (other than Disqualified Stock); and

(B)	dividends or distributions by a Restricted Subsidiary of the Issuer, so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary of the Issuer that is not a Wholly Owned Subsidiary, the Issuer or any of its Restricted Subsidiaries holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

(b)	purchase, redeem, retire or otherwise acquire for value, including in connection with any merger or consolidation, any Capital Stock of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));

(c)	make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(A)	Indebtedness of the Issuer owing to and held by any Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary permitted under Section 4.09(2)(e); or

(B)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations of any Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(d)	make any Restricted Investment (all such payments and other actions referred to in Section 4.10(1)(a) through (d) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(A)	no Default shall have occurred and be continuing (or would result therefrom);

(B)	immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur US$1.00 of additional Indebtedness under Section 4.09(1); and

(C)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (without duplication and excluding Restricted Payments made pursuant to clauses (a), (b), (c), (d), (e), (g), (h), (2)(i),(2)(l),(2)(n)and (p) of Section 4.10(2)) would not exceed the sum of (without duplication):

(a)	50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2012 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, if Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(b)	100% of the aggregate Net Cash Proceeds or the Fair Market Value of any assets received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

(x)	any Net Cash Proceeds or the Fair Market Value of assets received by the Issuer from the issue or sale of such Capital Stock to a Subsidiary of the Issuer or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination; and

(y)	Net Cash Proceeds received by the Issuer from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under Section 3.07(2); plus

(c)	the amount by which Indebtedness of the Issuer or any of its Restricted Subsidiaries is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than debt held by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer or any of its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer upon such conversion or exchange); plus

(d)	the amount equal to the net reduction in Restricted Investments made by the Issuer or any of its Restricted Subsidiaries in any Person resulting from:

(x)	repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Issuer or any of its Restricted Subsidiaries (other than for reimbursement of Tax Payments); or

(y)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Issuer or the merger or consolidation of an Unrestricted Subsidiary with and into the Issuer or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Issuer or any of its Restricted Subsidiaries in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; less

(e)	any Investment that is a Similar Business Investment (other than a Similar Business Investment in the Issuer or a Restricted Subsidiary).

(2)	The provisions of Section 4.10(1) shall not prohibit:

(a)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from Section 4.10(1)(d)(C)(b) of the preceding paragraph;

(b)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations of any Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations of a Guarantor, so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to Section 4.09 and constitute Refinancing Indebtedness;

(c)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant Section 4.09 and constitutes Refinancing Indebtedness;

(d)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.16 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.12; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered and not withdrawn for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(e)	any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.12;

(f)	(i) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.10 and (ii) the redemption of Subordinated Obligations or Guarantor Subordinated Obligations within 60 days after the date on which notice of such redemption was given, if on the date of the giving of such notice of redemption, such redemption would have complied with this Section 4.10;

(g)

the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock or equity appreciation rights of the Issuer held by any existing or former employees, management or directors of the Issuer or any Subsidiary of the Issuer or their assigns, estates or heirs, in each case upon death, disability, retirement, severance or termination of employment or in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees approved by the Board of Directors; provided that such Capital Stock or equity appreciation rights were received for services related to, or for the benefit of, the Issuer and its Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause (g) will not exceed US$10,000,000 in the aggregate during any calendar year (with any unused amounts in any calendar year being carried over to the immediately succeeding calendar year, not to exceed US$20,000,000 in any calendar year), although such amount in any calendar year may be increased by an amount not to exceed:

(A)	the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Issuer to existing or former employees or members of management of the Issuer or any of its Subsidiaries that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions will be excluded from Section 4.10(1)(d)(C)(b)); plus

(B)	the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(C)	the amount of any Restricted Payments previously made with the Net Cash Proceeds described in clauses (A) and (B) of this clause (g);

(h)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense;”

(i)	repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities or similar securities if such Capital Stock represents a portion of the exercise price thereof (or withholding of Capital Stock to pay related withholding taxes with regard to the exercise of such stock options or the vesting of any such restricted stock, restricted stock units, deferred stock units or any similar securities);

(j)	payments in lieu of the issuance of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this covenant;

(k)	payments or distributions to holders of the Capital Stock of the Issuer or any of its Restricted Subsidiaries pursuant to appraisal or dissenter rights required under applicable law or pursuant to a court order in connection with any merger, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets;

(l)	the payment of any dividend by a Restricted Subsidiary of the Issuer that is not a Wholly Owned Subsidiary to the holders of Capital Stock on a pro rata basis;

(m)	distributions of Capital Stock or assets of an Unrestricted Subsidiary in an aggregate amount, when taken together with all other distributions pursuant to this clause (m), not to exceed the greater of (x) US$200,000,000 and (y) 20% of Total Assets;

(n)

in the event that, and for so long as, the Issuer is a member of a group filing a consolidated or combined income tax return with a Parent that is taxable as a U.S. corporation for U.S. federal income tax purposes, payments to such Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Issuer and its Subsidiaries (“Tax Payments”); provided that the Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Issuer would owe if the Issuer were filing (and had always filed) a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Issuer and such Subsidiaries from other taxable years; provided, further, that tax liabilities allocable to an Unrestricted Subsidiary shall only be taken into account in calculating tax payments to the extent such Unrestricted Subsidiary distributed cash to the Issuer or its Restricted Subsidiaries in respect of such taxes and (ii) the proportionate share of the Issuer and its Restricted Subsidiaries of the net amount of the relevant tax that such Parent actually owes to the appropriate taxing authority or in the event that, and for so long as, the Issuer is organized as a limited liability Issuer or partnership, the payment of Permitted Tax Distributions;

(o)	the repurchase, redemption or other acquisition for value of Capital Stock of the Issuer or any direct or indirect parent of the Issuer representing fractional shares of such Capital Stock in connection with a merger, consolidation or other combination involving the Issuer or any direct or indirect parent of the Issuer; and

(p)	other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (p) (as reduced by the Fair Market Value returned from any such Restricted Payments that constituted Restricted Investments) not to exceed US$20,000,000;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses 4.10(2), (e), (g), (h) and (p), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(3)	The amount of any Restricted Payment, other than those effected in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(4)	The amount of all Restricted Payments paid in cash shall be its face amount. For purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments, the U.S. dollar-equivalent of a Restricted Payment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date the Issuer or the Restricted Subsidiary, as the case may be, first commits to such Restricted Payment.

(5)

For purposes of designating any Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment”. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time (for the avoidance of doubt, other than as a Similar Business Investment) and if such Subsidiary otherwise meets the definition of

“Unrestricted Subsidiary”. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.11. Liens.

(1)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

(a)	in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property or assets that is senior in priority to such Liens; or

(b)	in all other cases, the Notes and related Note Guarantees are equally and ratably secured or are secured by a Lien on such property or assets that is senior in priority to such Liens.

(2)	Any Lien created for the benefit of Holders pursuant to this Section 4.11 shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses Section 4.11(1)(a) and Section 4.11(1)(b) above.

Section 4.12. Asset Dispositions.

(1)	Neither the Issuer nor any Restricted Subsidiary will, directly or indirectly, consummate an Asset Disposition unless:

(a)	the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition; and

(b)	at least 75% of the consideration paid to the Issuer or such Restricted Subsidiary in connection with such Asset Disposition consists of:

(A)	cash and Cash Equivalents;

(B)	any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and from which the Issuer and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(C)

any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to Section 4.12(1)(b) that is at that time outstanding, not to exceed the greater of (x) US$30,000,000 and (y)

5.00% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(D)	any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition.

(2)	Within 365 days from the later of the date of an Asset Disposition or receipt of any Net Available Cash therefrom, the Issuer or such Restricted Subsidiary, as the case may be, may apply an amount equal to 100% of the Net Available Cash from such Asset Disposition as follows:

(a)	to reduce permanently (and reduce commitments permanently with respect thereto) Secured Indebtedness of the Issuer (other than any Disqualified Stock or Subordinated Obligations) or Secured Indebtedness of a Restricted Subsidiary of the Issuer (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;

(b)	to reduce permanently obligations under other Indebtedness of the Issuer (other than any Disqualified Stock or Subordinated Obligations) or other Indebtedness of a Restricted Subsidiary of the Issuer (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; provided that the Issuer will equally and ratably reduce Obligations under the Notes as provided under Section 4.12(4) through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of Notes that would otherwise be prepaid;

(c)	to invest in Additional Assets; or

(d)	a combination of reductions and investments permitted by the foregoing clauses (a) through (c).

Notwithstanding the foregoing, in the event the Issuer or any Restricted Subsidiary enters into a binding commitment to invest in Additional Assets in accordance with clause (c) above, that commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that the related Net Available Cash will be applied to satisfy such commitment within 180 days of the date such commitment was made (an “Acceptable Commitment”). If an Acceptable Commitment is later cancelled or terminated for any reason before the related Net Available Cash is applied in connection therewith, the Issuer or Restricted Subsidiary party to the Acceptable Commitment may enter into another binding commitment to invest in Additional Assets (a “Second Commitment”) within 180 days of the cancellation or termination of the Acceptable Commitment. If a Second Commitment is later cancelled or terminated for any reason before the related Net Available Cash is applied in connection therewith, then such Net Available Cash shall constitute Excess Proceeds.

Pending the final application of any Net Available Proceeds in accordance with this Section 4.12(2), the Issuer may temporarily reduce Indebtedness of the Issuer or any Restricted Subsidiary or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture.

(3)	Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in Section 4.12(2) above shall constitute “Excess Proceeds”. Excess Proceeds of less than US$20,000,000 will be carried forward and accumulated.

(4)	Beginning on the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds US$20,000,000, the Issuer will be required to apply any Excess Proceeds to make an offer to purchase (the “Asset Disposition Offer”) on a pro rata basis and subject to the terms of Section 3.09:

(a)	the outstanding Notes, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the purchase date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Indenture; and

(b)	to the extent required by the terms thereof, any other Pari Passu Indebtedness of the Issuer or a Restricted Subsidiary at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase.

(5)	To the extent that any portion of the Excess Proceeds remains after compliance with clause (4) above, and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with Section 3.09 and this Section 4.12, the Issuer or such Restricted Subsidiary may use such remaining amount for general corporate purposes or other purposes not otherwise prohibited by this Indenture and the amount of Excess Proceeds will be reset to zero.

(6)	If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee will select the portion of the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate accredited value or principal amount of tendered Notes and Pari Passu Indebtedness.

(7)

On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not validly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not validly withdrawn, all Notes and Pari Passu Indebtedness so tendered and not withdrawn, in the case of the Notes in integral multiples of C$1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than C$1,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is C$1,000.

Section 4.13. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(1)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Issuer to:

(a)	pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Issuer or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(b)	make any loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(c)	sell, lease or transfer any of its property or assets to the Issuer or any of its Restricted Subsidiaries (it being understood that such transfers shall not include any type of transfer described in Section 4.13(1)(a) or (b) above).

(2)	The restrictions set forth in Section 4.13(1) shall not prohibit encumbrances or restrictions existing under or by reason of:

(a)	this Indenture, the Notes or the Note Guarantees;

(b)	any agreement or instrument existing on the Issue Date (except for this Indenture, the Notes or the Note Guarantees);

(c)	(x) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof) or (y) any agreement or other instrument with respect to a Restricted Subsidiary of the Issuer that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary of the Issuer (but not created in contemplation thereof), in the case of (x) and (y) above, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or so designated or deemed, as applicable (including after-acquired property);

(d)	any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement or instrument referred to in clauses (b), (c) or (e) of this paragraph; provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of Senior Management, not materially more restrictive, when taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in clauses (b), (c) or (e) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary of the Issuer or was merged into a Restricted Subsidiary of the Issuer, whichever is applicable;

(e)	(x) customary non-assignment or subletting provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder and (y) security agreements or mortgages securing Indebtedness of a Restricted Subsidiary of the Issuer to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(f)	in the case of Section 4.13(1)(c), Liens permitted to be Incurred under the provisions of the covenant described under Section 4.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(g)	purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations permitted under this Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (c) of the first paragraph of this covenant on the property so acquired;

(h)	contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(i)	restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(j)	any customary provisions in joint venture, partnership and limited liability company agreements relating to joint ventures that are not Restricted Subsidiaries of the Issuer and other similar agreements entered into in the ordinary course of business;

(k)	any customary provisions in leases, subleases or licenses and other agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(l)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(m)

(x) other Indebtedness Incurred or Preferred Stock issued by a Guarantor in accordance with Section 4.09 that, in the good faith judgment of Senior Management, is not materially more restrictive, taken as a whole, than those applicable to the Issuer in this Indenture on the Issue Date (which results in encumbrances or restrictions at a Restricted Subsidiary of the Issuer level comparable to those applicable to the Issuer) or (y) other Indebtedness Incurred or Preferred Stock issued by a Non-Guarantor, in each case permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that with respect to the immediately preceding clause (y), such encumbrances or restrictions will not materially affect the Issuer’s ability to make anticipated principal and interest payments on the Notes (in the good faith judgment of Senior Management);

(n)	any agreement with a governmental entity providing for developmental financing; and

(o)	customary non-assignment and non-transfer provisions of any contract, license or lease entered into in the ordinary course of business.

Section 4.14. Limitations on Affiliate Transactions.

(1)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate consideration in excess of US$5,000,000, unless:

(a)	the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arms’ length dealings with a Person that is not an Affiliate;

(b)	in the event such Affiliate Transaction involves an aggregate consideration in excess of US$10,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 4.14(1)(a) above); and

(c)	in the event such Affiliate Transaction involves an aggregate consideration in excess of US$35,000,000, the Issuer has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at the time of such transaction in arms’ length dealings with a Person that is not an Affiliate.

(2)	The following items shall be deemed not to constitute Affiliate Transactions, and therefore, shall not be subject to the provisions of Section 4.14(1):

(a)

any transaction between the Issuer and any of its Restricted Subsidiaries or between any Restricted Subsidiaries of the Issuer and any Guarantees issued by the Issuer or a Restricted Subsidiary of the Issuer for the benefit of the Issuer or any of its Restricted Subsidiaries, as the case may be, in accordance with Section 4.09.

(b)	any Restricted Payment permitted to be made pursuant to Section 4.10 and any Permitted Investments;

(c)	any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and severance and other compensation arrangements, options to purchase Capital Stock of the Issuer, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of Officers, directors and employees approved by the Board of Directors of the Issuer;

(d)	the payment of reasonable and customary fees and reimbursements or employee benefits paid to, and indemnity provided on behalf of, directors, Officers, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

(e)	loans or advances (or cancellations of loans or advances) to employees, Officers or directors of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, in an aggregate amount not in excess of US$2,000,000 (without giving effect to the forgiveness of any such loan);

(f)	any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Issuer, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(g)	any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation and any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Issuer, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, merger or consolidation);

(h)	transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services or any management services or support agreements, in each case in the ordinary course of the business of the Issuer and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Issuer, such transactions or agreements are on terms that are not materially less favorable, when taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions or agreements in a comparable transaction or agreement by the Issuer or such Restricted Subsidiary with an unrelated Person;

(i)	any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Issuer and any agreement that grants registration and other customary rights in connection therewith or otherwise to the direct or indirect security holders of the Issuer (and the performance of such agreements);

(j)	any transaction with a Restricted Subsidiary of the Issuer, joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or any of its Restricted Subsidiaries owns any equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; provided that no Affiliate of the Issuer, other than the Issuer or any of its Restricted Subsidiaries, shall have a beneficial interest or otherwise participate in such Restricted Subsidiary, joint venture or similar entity other than through such Affiliate’s ownership of the Issuer;

(k)	transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Issuer or any of its Restricted Subsidiaries; provided that such director abstains from voting as a director of the Issuer or such Restricted Subsidiary, as the case may be, on any matter involving such other Person;

(l)	any merger, consolidation or other reorganization of the Issuer with an Affiliate solely for the purpose and with the sole effect of forming a holding company or reincorporating the Issuer in a new jurisdiction;

(m)	the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and one or more Subsidiaries, on the one hand, and any other Person with which the Issuer and such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand;

(n)	any employment, deferred compensation, consulting, non-competition, confidentiality or similar agreement entered into by the Issuer or any of its Restricted Subsidiaries with its employees or directors in the ordinary course of business and payments and other benefits (including bonus, retirement, severance, health, stock option and other benefit plans) pursuant thereto;

(o)	pledges of Capital Stock or Indebtedness of Unrestricted Subsidiaries; and

(p)	transactions in which the Issuer or any of its Restricted Subsidiaries delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction at such time on an arms’ length basis from a Person that is not an Affiliate.

Section 4.15. Designation of Restricted and Unrestricted Subsidiaries.

(1)	The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a

Subsidiary through merger, consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(b)	such Subsidiary has no Indebtedness other than Non-Recourse Debt;

(c)	such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.10;

(d)	such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(e)	such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(i)	to subscribe for additional Capital Stock of such Person; or

(ii)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(f)	on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any of its Restricted Subsidiaries with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

(2)	Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

(3)	The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Issuer could Incur at least US$1.00 of additional Indebtedness pursuant to Section 4.09(1) on a pro forma basis taking into account such designation.

Section 4.16. Repurchase at the Option of Holders Upon a Change of Control

(1)

If a Change of Control occurs, unless the Issuer has given notice to redeem all of the outstanding Notes pursuant to Section 3.03 and Section 3.07, the Issuer will, within 30 days following any Change of Control, make an offer to purchase all of the outstanding

Notes (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of such outstanding Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Change of Control Payment Date). The Issuer will mail a notice of such Change of Control Offer to each Holder or otherwise give notice in accordance with the applicable procedures of the Depositary, with a copy to each of the Trustees, stating:

(a)	that a Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Issuer at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Change of Control Payment Date);

(b)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(c)	that Notes must be tendered in integral multiples of C$1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(d)	that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(e)	that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to (i) surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, or (ii) transfer such Note by book-entry transfer, in either case, to the Issuer, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(f)	that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that if the Issuer, the Depositary, the Trustee or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the close of business on the 20th Business Day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(g)	that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to C$1,000 or an integral multiple of C$1,000 in excess thereof); and

(h)	any other instructions, as determined by the Issuer consistent with this Section 4.16, that a Holder must follow.

(i)	the notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

(2)	On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(a)	accept for payment all Notes or portions of Notes (of C$1,000 or larger integral multiples of C$1,000 in excess thereof) validly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(b)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so accepted for payment; and

(c)	deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for payment together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer in accordance with the terms of this Section 4.16.

(3)	The Paying Agent shall promptly pay to each Holder of Notes so accepted for payment the Change of Control Payment for such Notes, and the Trustee, upon receipt of an authentication order from the Issuer will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of C$1,000 or integral multiples of C$1,000 in excess thereof.

(4)	If the Change of Control Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest , if any, shall be paid on such Interest Payment Date to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes are tendered pursuant to the Change of Control Offer.

(5)	Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(6)	The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase all of the outstanding Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 applicable to a Change of Control Offer and such third party purchases all Notes validly tendered and not validly withdrawn pursuant to such offer to purchase.

(7)	The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, Canadian Securities Legislation and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

Other than as specifically provided in this Section 4.16, any purchase pursuant to this Section 4.16 shall be made pursuant to the provisions of Section 3.02, 3.05 and 3.06.

Section 4.17. Future Guarantors

(1)	After the Issue Date, the Issuer will cause each Restricted Subsidiary (other than each Foreign Subsidiary) created or acquired by the Issuer or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal, premium, if any, and interest on the Notes on a senior basis and all other obligations under this Indenture; provided, however, that a Restricted Subsidiary shall not be required to Guarantee the Notes if such Restricted Subsidiary is prohibited from guaranteeing any Indebtedness pursuant to the terms of any Acquired Indebtedness for so long as such Acquired Indebtedness remains outstanding and such Restricted Subsidiary does not Incur any Indebtedness other than such Acquired Indebtedness (provided that such Acquired Indebtedness was not Incurred in anticipation or contemplation of such entity becoming a Restricted Subsidiary and such Restricted Subsidiary does not guarantee any Indebtedness of any other Person).

(2)	The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(3)	Each Note Guarantee shall be released in accordance with the provisions of Article 10.

Section 4.18. Additional Amounts.

(1)

All payments made by or on behalf of the Issuer under or with respect to the Notes, or by or on behalf of any Guarantor under or with respect to the Note Guarantees, are required to be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of the government of the United States of America, any state or territory therein or any political subdivision or any authority or agency therein or thereof having power to tax, or any jurisdiction other than Canada where any such Guarantor is organized, or is otherwise carrying on business in, or is otherwise resident for tax purposes or any jurisdiction other than Canada from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless such Person is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Guarantor (each such person, a “Payor”) is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or a Note Guarantee, such Payor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a Holder or beneficial owner of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder or beneficial owner of Notes would have received if such Taxes (including Taxes on any Additional Amounts) had not been withheld or deducted; provided, however, that the foregoing obligations to pay Additional Amounts do not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner of Notes and the Relevant Taxing Jurisdiction including, for greater certainty and without limitation, being or having been a citizen, resident or national thereof, or being or having been present or engaged in a trade or business therein or maintaining a permanent establishment or other physical presence in or otherwise having some connection with the Relevant Taxing Jurisdiction (other than a connection from the mere acquisition, ownership or holding of such Note or a beneficial interest therein or the enforcement of rights thereunder or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any deduction or withholding of Taxes on a payment if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); (4) any Taxes that are imposed by reason of the Holder’s or beneficial owner’s failure, after a request by the Issuer or a Guarantor, to comply with any certification, documentation, information or other evidentiary requirement concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, including under Part 4 of the Code, if (i) compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes to which such Holder or beneficial owner is entitled and (ii) in the case of Relevant Taxing Jurisdictions other than the United States, such compliance is not materially more onerous, in form, in procedure or in substance of information disclosed, to such Holder or beneficial owner than the information or other reporting requirements under United States federal tax law, regulation and administrative practice (such as Internal Revenue Service Forms W-8 or W-9); (5) any Taxes which would have been avoided by such Holder by timely presenting the relevant Note (if presentation is required) to another paying agent (if there is one); (6) any Taxes that are the result of any combination of any of the above clauses; or (7) any Taxes that are imposed in the United States on a non-U.S. holder by reason of such non-U.S. holder (A) owning, actually or constructively, 10% or more of the Issuer’s voting stock or (B) being, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Issuer through stock ownership (any such Tax in respect of which Additional Amounts are payable, an “Indemnified Tax”). The applicable Payor will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, the Issuer will provide the Trustees with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

(2)	If a Payor is or will become obligated to pay Additional Amounts under or with respect to any payment made on the Notes or a Note Guarantee, at least 30 days prior to the date of such payment, such Payor will deliver to the Trustees an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders or beneficial owners of Notes on the relevant payment date.

(3)	Whenever in this Indenture there is mentioned in any context:

(a)	the payment of principal;

(b)	redemption prices or purchase prices in connection with a redemption or purchase of Notes;

(c)	interest; or

(d)	any other amount payable on or with respect to any of the Notes or any Note Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described in this Section 4.18 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(4)	The Issuer and the Guarantors will indemnify and hold harmless a Holder or beneficial owner of the Notes for the amount of any Indemnified Taxes levied or imposed and paid by such Holder or beneficial owner as a result of payments made under or with respect to the Notes or any Note Guarantee, and with respect to any reimbursements under this Section 4.18.

(5)	The Issuer will pay any present or future stamp, court or documentary taxes or any other excise, property or similar Taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes or any Note Guarantees and the Issuer will agree to indemnify the Trustees, the Holders and beneficial owners of Notes for any such amounts (including penalties, interest and other liabilities related thereto) paid by such Holders or beneficial owners.

Section 4.19. Limitations on Sale/Leaseback Transactions.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(a)	the Issuer or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 4.09;

(b)	the Issuer or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction under the covenant described under Section 4.11; and

(c)	the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Indenture described under Section 4.12 (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

Section 4.20. Payment of Trustee Fees

The Issuer will pay the Trustee’s reasonable remuneration for its services hereunder and will repay to the Trustee on demand all monies which have been paid by the Trustee in connection with the execution of its duties hereunder as Trustee, Paying Agent, Registrar and Transfer Agent and such monies including the Trustee’s remuneration, will be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Notes or interest thereon. Such remuneration will continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture are in the course of administration by or under the direction of a court of competent jurisdiction.

Section 4.21. Covenant Suspension

(1)	Following the first day:

(a)	the Notes (or the Issuer’s senior unsecured obligations including the Notes) have an Investment Grade Rating from both of the Rating Agencies; and

(b)	no Default or Event of Default has occurred and is continuing under this Indenture;

the Issuer and its Restricted Subsidiaries will no longer be subject to the provisions of Sections 4.09, 4.10, 4.12(4), 4.13, 4.14, 4.17 and Section 5.01(1)(d) (collectively, the “Suspended Covenants”).

(2)

If at any time the Notes’ (or the Issuer’s senior unsecured obligations, including the Notes) credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants thereafter will be reinstated as if such covenants never had been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants no longer shall be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

(3)	On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.09(1) or (2) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(1) or (2) , such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (c) of Section 4.09(2). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.10 will be made as though Section 4.10 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.10.

(4)	During any Suspension Period, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(5)	The Issuer will provide the Trustee and the Holders with prompt written notice of any suspension of the Suspended Covenants or any subsequent reinstatement of such Suspended Covenants.

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Consolidation and Sale of Assets of the Issuer.

(1)	The Issuer will not merge with or into or consolidate with, or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(a)	the continuing, resulting, surviving or transferee Person (the “Successor Company”) is a Person (other than an individual) organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia or Canada or any province or territory thereof;

(b)	the Successor Company (if other than the Issuer) expressly assumes all of the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(d)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)	the Successor Company would be able to Incur at least US$1.00 of additional Indebtedness pursuant to Section 4.09(1); or

(B)	the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction and would be at least 1.50 to 1.00;

(e)	if the Issuer is not the surviving corporation, each Guarantor (unless it is the other party to the transactions above, in which case clause (a) of the following paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company’s obligations under this Indenture and the Notes; and

(f)	the Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with this Indenture.

(2)	Notwithstanding Section 5.01(1)(c) and (d) of the preceding paragraph:

(a)	any Restricted Subsidiary of the Issuer may consolidate or merge with or into or transfer all or part of its properties and assets to the Issuer so long as no Capital Stock of the Restricted Subsidiary of the Issuer is distributed to any Person other than the Issuer; and

(b)	the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another state or territory of the United States or the District of Columbia.

(3)	The Issuer will not and will not permit any Guarantor to merge with or into or consolidate with, or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Issuer or another Guarantor), unless:

(a)	if such entity remains a Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) is a Person (other than an individual) organized and existing under the same laws as the Guarantor was organized immediately prior to such transaction, the laws of the United States, any state or territory thereof or the District of Columbia;

(b)	if such entity remains a Guarantor, the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, the Notes and its Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)	the Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition and such supplemental indenture (if any) comply with this Indenture; and

(e)	the transaction is made in compliance with Section 4.12 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

(4)	Notwithstanding anything in this Section 5.01, any Guarantor may (i) merge with or into or transfer all or part of its properties and assets to any other Guarantor or the Issuer or (ii) merge with a Restricted Subsidiary of the Issuer for the purpose of reincorporating the Guarantor in another province state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of such Guarantor and its Subsidiaries is not increased thereby.

(5)	For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Issuer.

Section 5.02. Successor Corporation Substituted

The Issuer and the applicable Guarantors will be released from their obligations under this Indenture, the Notes and the Note Guarantees, as applicable, and the Successor Company and the Successor Guarantors, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the applicable Guarantors, as applicable, under this Indenture, the Notes and the Note Guarantees; provided that, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor will not be released from its obligations under its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

Each of the following is an “Event of Default”:

(a)	the Issuer fails to pay any interest on the Notes when the same becomes due and payable and such failure continues for a period of 30 days;

(b)	the Issuer fails to pay any principal of or premium, if any, on any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)

failure by the Issuer or any Guarantor to comply with any of the obligations under the covenants contained in Article 4 and Section 3.09 (other than (i) a failure to purchase Notes, which constitutes an Event of Default under clause (b)

above, or (ii) a failure to comply with Section 4.03 or Section 4.08, which constitute Events of Default under clause (d) below) and such failure continues for 45 days after written notice thereof is given to the Issuer by the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(d)	failure by the Issuer or any Guarantor to comply with all other provisions contained in this Indenture or the Notes and such failure continues for 90 days after written notice thereof is given to the Issuer by the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(e)	a default as defined in any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary (or the payment of which is Guaranteed by the Issuer or any Restricted Subsidiary) has occurred, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, whether such Indebtedness exists on the Issue Date or is created after the Issue Date, which default:

(A)	is caused by a failure to pay principal, interest or premium on such Indebtedness prior to the expiration of any applicable grace period provided in the instrument governing such Indebtedness; or

(B)	results in the acceleration of such Indebtedness prior to its maturity;

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates US$25,000,000 or more (or its foreign currency equivalent) in the aggregate;

(f)	failure by the Issuer or any Significant Subsidiary or any Significant Group to pay any final judgment or judgments for the payment of money in an aggregate amount in excess of US$25,000,000 (or its foreign currency equivalent) (net of any amounts with respect to which a reputable and credit worthy insurance company has acknowledged liability in writing) rendered against the Issuer or any Significant Subsidiary or any Significant Group by a court of competent jurisdiction which have not been waived or discharged or stayed for a period of 60 days or more after such judgements become final and non-appealable;

(g)	the Issuer or a Significant Subsidiary or a Significant Group pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case or proceeding;

(B)	applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)	applies for or consents to the appointment of a Custodian of it or for all or substantially all of its assets; or

(D)	makes a general assignment for the benefit of its creditors;

(h)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Issuer or any Significant Subsidiary or any Significant Group debtor in an involuntary case or proceeding;

(B)	appoints a Custodian of the Issuer or any Significant Subsidiary or any Significant Group, or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary or Significant Group; or

(C)	orders the liquidation of the Issuer or any Significant Subsidiary or any Significant Group, and the order or decree remains unstayed and in effect for 60 days;

(i)	any Note Guarantee of a Significant Subsidiary or a Significant Group ceases to be in full force and effect (except as contemplated by the terms of this Indenture or such Note Guarantee) or is declared null and void in a judicial proceeding, or any Guarantor that is a Significant Subsidiary or Significant Group denies or disaffirms its obligations under this Indenture or its Note Guarantee (other than by reason of release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture or such Note Guarantee); and

(j)	failure by the Issuer or any Guarantor to comply with Section 5.01.

Section 6.02. Acceleration.

(1)	If any Event of Default (other than those specified in Section 6.01(g) or Section 6.01(h) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in principal amount of then outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of all the Notes outstanding, together with all accrued and unpaid interest and premium, if any, to the date of acceleration, to be due and payable by notice in writing to the Issuer and, in the case of any such acceleration by the Holders as aforesaid, to the Trustee, specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and in any such case the same shall become immediately due and payable.

(2)	In the case of an Event of Default specified in Section 6.01(e), the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default shall be remedied or cured by the Issuer or Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if:

(a)	the annulment of acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(b)	all existing Events of Default, except non-payment of principal, premium, if any, or interest on the Notes that became due solely because of acceleration of the Notes, have been cured or waived.

(3)	If any Event of Default specified in Section 6.01(g) or Section 6.01(h) shall have occurred and be continuing, the principal of all outstanding Notes, together with all accrued and unpaid interest and premium, if any, to the date of acceleration, will become and be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

(4)	At any time after a declaration of acceleration with respect to the Notes, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

(a)	all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived;

(b)	rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)	the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

Section 6.03. Initial Default.

If a Default is deemed to occur solely because a Default (the “Initial Default”) previously existed, but that Initial Default was subsequently cured and is no longer continuing, the Default or Event of Default resulting solely from that Initial Default will be deemed cured, annulled, waived and rescinded without any further action required.

Section 6.04. Other Remedies.

(1)	If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(2)	The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name on behalf of the Holders of the Notes, and any recovery of judgment shall be for the rateable benefit of the Holders of the Notes subject to the provisions of this Indenture. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.05. Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.06. Control by Majority.

Subject to Section 7.01, Section 7.02(5) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.08, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided however, that the Trustee may refuse to follow any direction from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding that conflicts with applicable law or this Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unfairly prejudicial to the rights of the Holders not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with such direction.

Section 6.07. Limitation on Suits.

Subject to this Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture, the Note Guarantee or the Notes or for the appointment of a receiver or a Trustee, or for any other remedy hereunder, unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy in its own name as trustee under this Indenture;

(3)	such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability, costs or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee relying on an opinion of counsel, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee has no affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

Section 6.08. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.07), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.09. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name on behalf of all the Holders of Notes against the Issuer for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.10. Trustee May File Proofs of Claim.

The Trustee shall be authorized in its own name on behalf of the Holders of Notes to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.08. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due to the Trustee under Section 7.08 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall be held in trust by the Trustee and paid out in the following order:

First: to the Trustee, its agents and counsel for amounts due under Section 7.08, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(1)	If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(2)	Except during the continuance of an Event of Default:

(a)	the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, Officers’ Certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(a)	this paragraph does not limit the effect of paragraph (2) of this Section;

(b)	the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04.

(4)	Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 7.01.

(5)	No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(6)	The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(1)	The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(2)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(3)	The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(4)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(5)	If an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee in its reasonable judgment against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(6)	The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee from the Issuer or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(7)	The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(8)	The Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants herein.

(9)

The Issuer shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certification that the Issuer has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Issuer shall, whenever the Trustee so requires, furnish the

Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Issuer or as a result of any obligation imposed by this Indenture.

(10)	The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.03. Experts, Advisors and Agents

The Trustee may:

(1)	employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Issuer, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(2)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Issuer.

Section 7.04. Trustee Not Ordinarily Bound

Except as otherwise specifically provided herein, the Trustee shall not be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Issuer of any of the obligations herein imposed upon the Issuer or of the covenants on the part of the Issuer herein contained, nor in any way to supervise or interfere with the conduct of the Issuer’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than the requisite number of the aggregate principal amount of the Notes then outstanding and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Section 7.05. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Guarantor or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Section 7.11.

Section 7.06. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.07. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.08. Compensation and Indemnity.

(1)	The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services (including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel), except any such disbursement, advance or expense as may be attributable to its negligence, wilful misconduct or bad faith. Any amount due under this Section 7.08 and unpaid 30 days after request for such payment shall bear interest from the expiration of such thirty days at a rate per annum equal to the then current rate charged by the Trustee, payable on demand.

(2)

The Issuer shall indemnify the Trustee, its directors, officers, employees and agents or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of pocket expenses and reasonable attorneys fees (for purposes of this Article 7, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.08) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its gross negligence, wilful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Issuer and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own gross negligence, wilful misconduct or bad faith.

(3)	The obligations of the Issuer under this Section 7.08 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

(4)	When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (c) or (h) of Section 6.01(c) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.09. Replacement of Trustee.

(1)	A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.09 unless the resigning Trustee’s resignation would result in it being in non-compliance with any applicable legislation.

(2)	The Trustee may resign in writing at any time upon 30 days’ prior notice to the Issuer (or such shorter notice as the Issuer may reasonably accept as sufficient) and the resigning Trustee will thereupon be discharged from the trust hereby created upon the appointment of a successor Trustee as provided in this Section 7.09. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.11;

(b)	the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)	a custodian or public officer takes charge of the Trustee or its property; or

(d)	the Trustee becomes incapable of acting.

(3)	If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(4)	If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(5)	If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.11, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(6)	A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.08, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided, however; that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Issuer’s obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

(7)	No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.10. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.11. Eligibility, Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of Canada or of any province thereof that is authorized under such laws to exercise corporate trustee power. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

The Trustee represents to the Issuer that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate the same or else resign as Trustee hereunder by giving notice in writing to the Issuer as provided in Section 7.09.

Section 7.12. Anti-Money Laundering and Anti-Terrorism Legislation Compliance

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorism legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 Business Days written notice to the Issuer provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10 Business Day period, then such resignation shall not be effective.

Section 7.13. Third Party Interests

The Issuer hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of the Issuer, is not intended to be used by or on behalf of any third party not party to this Indenture.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth in Section 8.04 are satisfied ( “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Note Guarantee on such date. For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a), (b) and (d) of this Section 8.02, and to have satisfied all its other obligations under the Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Additional Amounts on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.01 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantor’s obligations in connection therewith and (d) this Article 8. If the Issuer exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under Section 4.03 through Section 4.17 and Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Note Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Issuer exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in any of clauses (8), (9) (solely with respect to covenants that are released as a result of such covenant defeasance), (3) or (4) (for each of clause (3) and (4), solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary), (5), (6), (7) and (10) (solely with respect to covenants that are released as a result of such covenant defeasance).

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Canadian dollars, Canadian dollar-denominated Government Securities, or a combination thereof, in amounts as will be sufficient, as confirmed, certified or attested in writing by an Independent Financial Advisor without consideration of any reinvestment of interest, to pay the principal of, and premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of legal defeasance or covenant defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel acceptable to the Trustee in its reasonable judgment or an advance tax ruling from the Canada Revenue Agency (or successor agency) to the effect that the holders of outstanding Notes will not recognize income, gain, or loss for Canadian federal income tax purposes as a result of such legal defeasance or covenant defeasance, as the case may be and will be subject to Canadian federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such legal defeasance or covenant defeasance, as the case may be, had not occurred;

(3)	in the case of legal defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(4)	in the case of covenant defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(5)	no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6)	the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that as of the date of such opinion and subject to customary assumptions and exclusions, including, without limitation, where applicable, that no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the deposit and, assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be a preference under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	the Issuer has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

(8)	the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with;

(9)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (8) above); and

(10)	the Issuer must satisfy the Trustee that it has deposited funds or made due provision for the payment of the expenses of the Trustee.

Section 8.05. Deposited Cash and Government Securities to be Held in Trust, Other Miscellaneous Provisions.

(1)	Subject to Section 8.06, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

(2)	The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(3)	Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any cash or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Issuer.

Subject to any applicable laws relating to abandoned property, any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for three years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The Globe and Mail (national edition) and Wall Street Journal (New York edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuer.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or Section 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer, the Guarantors (with respect to the Note Guarantees) and the Trustee may amend this Indenture, the Notes and the Note Guarantees to:

(a)	cure any ambiguity, omission, defect or inconsistency;

(b)	issue Additional Notes in compliance with Section 4.09; provided that no such amendments shall affect the terms of the Notes already issued and outstanding or the transferability of such Notes;

(c)	provide for the assumption by a successor of the obligations of the Issuer or any Guarantor under this Indenture, the Notes or the Note Guarantees in accordance with Section 5.01;

(d)	provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(e)	to comply with the rules of any applicable depositary;

(f)	(i) add Guarantors with respect to the Notes or (ii) release a Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(g)	secure the Notes and the Note Guarantees;

(h)	add covenants of the Issuer or its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(i)	make any change that does not materially adversely affect the legal rights under this Indenture of any Holder;

(j)	evidence and provide for the acceptance of an appointment under this Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(k)	conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” section of the Offering Memorandum to the extent that the subject text to be conformed was intended to be a verbatim recitation of such provision, the same being certified to in an Officer’s Certificate; or

(l)	make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if Incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act, Canadian Securities Legislation or any other applicable securities laws and regulations and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Section 9.02. With Consent of Holders of Notes.

(1)

Except as provided below in this Section 9.02, this Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

(a)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)	reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(c)	reduce the principal of or extend the Stated Maturity of any Note;

(d)	waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a non-payment default and a waiver of the payment default that resulted from such acceleration);

(e)	reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased pursuant to Section 4.12 or Section 4.16 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” or changes to any notice provisions, which may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding);

(f)	make any Note payable in money other than that stated in the Note;

(g)	impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h)	make any change in the amendment or waiver provisions which require each Holder’s consent; or

(i)	modify the Note Guarantees in any manner materially adverse to the Holders.

(2)	The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(3)	The consent of the Holders will not be necessary under this Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(4)	After an amendment, supplement or waiver under this Indenture becomes effective, the Issuer is required to give to the Holders a written notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to the Holders, or any defect in such notice will not impair or affect the validity of the amendment, supplement or waiver.

Section 9.03. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.04. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer and the Guarantors, as applicable, may not sign an amendment or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Issuer enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof and does not prejudice the interests of the Holders.

ARTICLE 10

RELEASE OF NOTE GUARANTEES

Section 10.01. Releases Following Disposition of Assets.

(1)	Each Note Guarantee by a Guarantor will be released and discharged automatically and unconditionally upon:

(a) (A)	any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation, winding up or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary of the Issuer, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with Section 4.12 and Section 5.01 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time); provided that all the obligations of such Guarantor under all other Indebtedness of the Issuer and its Restricted Subsidiaries terminate upon consummation of such transaction;

(B)	the proper designation of any Guarantor as an Unrestricted Subsidiary; or

(C)	the Issuer’s exercise of its Legal Defeasance option or Covenant Defeasance option pursuant to Section 8.01 or the discharge of the Issuer’s obligations under this Indenture in accordance with the terms of this Indenture; or

(D)	the termination and discharge of this Indenture in accordance with Section 11.01; and

(b)	such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.

(2)	Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under its Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)	either:

(a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for payment of which money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)	all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in Canadian dollars, non-callable Canadian dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing), and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3)	the Issuer or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture;

(4)	the Issuer shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the date of redemption, as the case may be; and

(5)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02. Deposited Cash and Government Securities to be Held in trust, Other Miscellaneous Provisions.

Subject to Section 11.03, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03. Repayment to Issuer.

Subject to any applicable laws relating to abandoned property, any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for three years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The Globe and Mail (national edition) and The Wall Street Journal (New York edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuer.

Section 11.04. Release of Guarantors upon Satisfaction and Discharge of Indenture.

In the event the Issuer shall be irrevocably released from all of its obligations under this Indenture, each of the Guarantors shall also be released in respect of all of their respective obligations under the terms of this Indenture, the Notes or any Note Guarantee.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Notices.

Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Issuer:

Allied Nevada Gold Corp.

9790 Gateway Drive

Suite 200

Reno, NV 89521, USA

Attention: Scott Caldwell, President & Chief Executive Officer

Facsimile No.: 775-358-4458

With a copy to:

Cassels Brock and Blackwell LLP

2100 Scotia Plaza

40 King Street West

Toronto, ON M5H 3C2

Attention: Cam Mingay

Facsimile No.: 416-640-3163

And to:

Neil Gerber & Eisenberg LLP

2 N. LaSalle Street, Suite 1700

Chicago, IL 60602, USA

Attention: David Stone

Facsimile No.: 312-578-1796

Process Agent:

Cassels Brock and Blackwell LLP

2100 Scotia Plaza

40 King Street West

Toronto, ON M5H 3C2

Attention: Cam Mingay

Facsimile No.: 416-640-3163

If to the Trustee:

Computershare Trust Company of Canada

100 University Avenue

9th Floor, North Tower

Toronto, ON

M5J 2Y1

Attention: Manager, Corporate Trust

Facsimile No.: 416-981-9777

The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt. If notices and communications to the Trustee are given after 4:00 p.m. (Eastern Time) such notice shall be deemed to be received on the next Business Day.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.02. Certificate as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 12.03. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 12.04. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05. No Personal Liability of Directors, Officers, Employees and Shareholders.

Subject to any applicable provisions of law which constitute provisions of public order, no past, present or future director, officer, employee, incorporator, mentor, partner or shareholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or of the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.06. Governing Law.

THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 12.07. Submission to Jurisdiction.

The parties hereto irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario for all matters arising out of or in connection with this Indenture.

Section 12.08. Service of Process.

Each party irrevocably appoints the process agent specified under its name in Section 12.01 to receive, for it and on its behalf, service of process in any legal proceedings arising in connection with this Indenture or related transactions. If for any reason any party’s process agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12.01. Nothing in this Indenture will affect the right of either party to serve process in any other manner permitted by law.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

All covenants and agreements of the Issuer in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Conversion of Currency.

The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture.

(1)

(a) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(b)	If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2)	In the event of the winding-up of the Issuer at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. dollars or Canadian dollars, as the case may be, due or contingently due under the Notes and this Indenture (other than under this paragraph (2)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this paragraph the final date for the filing of proofs of claim in the winding-up of the Issuer shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(3)	The obligations contained in paragraph (1)(b) and (2) of this Section 12.12 shall constitute obligations of the Issuer separate and independent from its other respective obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Issuer, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder (other than under paragraph (2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the liquidator or otherwise or any of them. In the case of paragraph (2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(4)	The term “rate(s) of exchange” shall mean the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) for purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

(5)	The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.12.

Section 12.13. Currency Equivalent

Except as provided in Section 4.09, Section 4.10 and Section 12.12, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation which is required to purchase such amount in the First Currency at the rate of exchange quoted by Bank of Nova Scotia at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) on the date of determination.

Section 12.14. Privacy Matters

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. None of the parties shall take or direct any action that would contravene applicable Privacy Laws or cause the other to contravene applicable Privacy Laws. The Issuer shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (i) to have a designated chief privacy officer; (ii) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (iii) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Issuer or the individual involved or permitted by Privacy Laws; (iv) not to sell or otherwise improperly disclose personal information to any third party; and (v) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

Section 12.15. Force Majeure

The Trustee shall not be liable, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of an act of god, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 12.14.

Section 12.16. Counterpart Originals

The parties may sign any number of copies of this Indenture and deliver the same by fax or PDF via email. Each such copy shall be deemed an original, but all of them together represent the same agreement.

Section 12.17. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.18. Trust Indenture Legislation

(1)	In this Article 12, the expression “indenture legislation” means the provisions, if any, of any statute of Canada or any province thereof, and of any regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures (including rules and regulations promulgated by the Securities Transfer Association of Canada), to the extent that such provisions are in the Opinion of Counsel at the time in force and applicable to this Indenture or the Issuer.

(2)	The Issuer and the Trustee agree that each will at all times in relation to this Indenture and in relation to any action to be taken hereunder observe and comply with and be entitled to the benefits of the indenture legislation.

(3)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of indenture legislation, such mandatory requirement shall prevail.

ARTICLE 13

MEETINGS OF HOLDERS OF NOTES

Section 13.01. Purposes for which Meetings may be Called

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action authorized by this Indenture to be made, given or taken by Holders of Notes.

Section 13.02. Call, Notice and Place of Meetings

(1)	The Trustee may and shall, at the request of the Issuer or the Holders pursuant to Section 13.02(2) at any time call a meeting of Holders of Notes for any purpose specified in Section 13.01, to be held at such time and at such place in the City of Toronto as the Trustee or, in case of its failure to act, the Issuer or the Holders calling the meeting, shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action(s) proposed to be taken at such meeting, shall be given to each Holder of outstanding Notes in the manner provided in this Indenture not less than 21 nor more than 50 days prior to the date fixed for the meeting.

(2)	In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of Holders of Notes for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action(s) proposed to be taken at the meeting, and the Trustee shall not have either given the notice of such meeting or made the publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, or the Holders of outstanding Notes in the amount above specified, as the case may be, may determine the time and the place in the City of Toronto for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (1) of this Section.

Section 13.03. Persons Entitled to Vote at Meetings

To be entitled to vote at any meeting of Holders of Notes, a Person must be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 13.04. Quorum, Action

The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. Notice of the reconvening of such adjourned meeting shall be given as provided in Section 13.02(1), except that such notice may be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. The quorum at such adjourned meeting shall be the Persons then present and entitled to vote thereat and such quorum shall be expressly stated in such notice of the reconvening of such adjourned meeting.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as provided in Section 9.02 and except as otherwise stated in this Indenture) shall be effectively passed and decided if passed or decided by the Persons entitled to vote and representing a majority (for clarity 51%) in principal amount of the total outstanding Notes represented and voting at such meeting.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Article 13 shall (except as limited by Section 9.02) be binding on all the Holders of Notes, whether or not present or represented at the meeting (except in respect of any request, demand, authorization, direction, notice, consent, waiver or other action required, under the terms of this Indenture, to be made, given or taken by Holders of a greater principal amount of outstanding Notes).

Section 13.05. Determination of Voting Rights; Conduct and Adjournment of Meetings

(1)	Notwithstanding any other provisions of this Indenture, the Trustee and the chairman of the meeting, or either of them, may make such reasonable regulations as it or he may deem advisable for any meeting or adjourned meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of scrutineers, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it or he shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of any Notes shall be proved in the manner specified in Section 1.05 and the appointment of any proxy shall be proved in the manner specified in said Section 1.05 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank, banker or other Person, wherever situated, acceptable to the Trustee. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in said Section 1.05 or other proof.

(2)	The Trustee shall, by an instrument in writing, nominate a chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 13.02(2), in which case the Issuer, or the Holders of Notes calling the meeting, as the case may be, shall in like manner nominate a chairman.

(3)	At any meeting each Holder of a Note, whether present in person or represented by proxy, shall be entitled to one vote for each $1,000 principal amount of Notes held by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or as the proxy of a Holder of a Note.

(4)	Any meeting of Holders of Notes duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by a resolution passed at such meeting and the meeting may be held as so adjourned without further notice.

Section 13.06. Counting Votes and Recording Action of Meetings

The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and such other information as may be required by the regulations made for the meeting, provided however, that the vote upon any resolution involving matters of a purely procedural nature shall be by way of show of hands. The chairman of the meeting shall appoint a secretary and may appoint a scrutineer or scrutineers to act at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the scrutineers and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

[signatures on following page]

This Indenture is dated as of the date first written above.

ISSUER:

ALLIED NEVADA GOLD CORP.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones Title: Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Sean Pigott
Name: Sean Pigott Title: Corporate Trust Officer

By:	/s/ Michelle Schultz
Name: Michelle Schultz Title: Associate Trust Officer

EXHIBIT A

(Face of Note)

8.75% SENIOR UNSECURED NOTES DUE 2019

No.	CUSIP
ISIN
$

ALLIED NEVADA GOLD CORP.

promises to pay to CDS & CO., as nominee for CDS Clearing and Depository Services Inc., or its registered assigns, the principal sum of Canadian dollars (Cdn $        ) on June 1, 2019.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2012.

Record Dates: 15 days prior to the Interest Payment Date.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its duly authorized officer.

ALLIED NEVADA GOLD CORP.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within-mentioned Indenture:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signatory

Dated May 25, 2012

(Back of Note)

8.75% SENIOR UNSECURED NOTES DUE 2019

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ALLIED NEVADA GOLD CORP. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

THIS NOTE AND THE GUARANTEES (COLLECTIVELY, THIS “SECURITY’) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF ALLIED NEVADA GOLD CORP. (“ALLIED NEVADA”) THAT SUCH SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO ALLIED NEVADA, (B) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION, AND (I) IN THE CASE OF CLAUSE (C)(2) OR (E) ABOVE, THE DELIVERY OF AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE AND SUCH OTHER INFORMATION SATISFACTORY TO ALLIED NEVADA AND THE TRUSTEE OF THE NOTES, ACTING REASONABLY, TO THE EFFECT THAT THE TRANSFER OF SUCH NOTES IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT, AND (2) THE DELIVERY OF SUCH CERTIFICATIONS AND/OR OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE RELATING TO THE NOTES IN CONNECTION WITH SUCH TRANSFER.

[Canadian Placement Legend:][UNLESS PERMITTED UNDER CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA OR WITH A RESIDENT OF CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER MAY 25, 2012.]

THE RIGHTS ATTACHING TO THIS GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES ARE AS SPECIFIED IN THE INDENTURE.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Allied Nevada Gold Corp., a company incorporated under the laws of Delaware (the “Issuer”), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 8.75% per annum from May 25, 2012 until maturity. The Issuer shall pay interest semi-annually in equal installments (except as noted below) June 1 and December 1 of each year commencing December 1, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”) and no interest shall accrue on such payment for the intervening period. Interest on the Notes shall accrue from and including the Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance to but excluding the next occurring Interest Payment Date. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. In the case of any interest period that is shorter than a full semi-annual interest period due to redemption or repurchase, interest will be calculated on the basis of a 365-day or 366-day year, as applicable, and the actual number of days elapsed in that period. For the purposes of the Interest Act (Canada), whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2. Method of Payment. The Issuer shall pay or cause to be paid interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date prior to the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.03 of the Indenture. Such payment shall be in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Computershare Trust Company of Canada, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of May 25, 2012 (the “Indenture”) among the Issuer and the Trustee. The Notes are guaranteed by all Guarantors pursuant to the Guaranty Agreement dated as of May 25, 2012. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. [For Global Notes only: This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.] The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

7. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

8. Amendment, Supplement and Waiver. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustees and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others. Subject to any applicable provisions of law which constitute provisions of public order, no past, present or future director, officer, employee, incorporator or shareholder of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Indenture, the Notes, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

11. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

12. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Scott Caldwell, Allied Nevada Gold Corp., 9790 Gateway Drive, Suite 200, Reno, NV, 89521, USA.

13. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

14. Governing Law. The laws of the Province of Ontario and the laws of Canada applicable therein shall govern and be used to construe this Note.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.09 or 4.16 of the Indenture, check the box below:

☐	Section 3.09

☐	Section 4.16

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 3.09 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

The signature(s) must correspond with the name(s) as written upon the face of this 8.75% Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by one of the following methods:

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

Canada: A Signature Guarantee obtained from a major Canadian Schedule 1 chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

Outside North America: For holders located outside

North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social insurance, social security or other tax I.D. no.)

(Print or type assignee’s name, address and postal or zip code)

and irrevocably appoint                                                                                   as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

The signature(s) must correspond with the name(s) as written upon the face of this 8.75% Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by one of the following methods:

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

Canada: A Signature Guarantee obtained from a major Canadian Schedule 1 chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, NV

89521, USA

Attention: Scott Caldwell

Computershare Trust Company of Canada

Attention: [Manager, Corporate Trust Services]

Facsimile No.: [416-981-9777]

Re:   8.75% Senior Unsecured Notes due 2019

Reference is hereby made to the Indenture, dated as of May 25, 2012 (the “Indenture”), among Allied Nevada Gold Corp., as issuer (the “Issuer”), the Guarantors party thereto and Computershare Trust Company of Canada, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “1933 Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the 1933 Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Canadian Placement Global Note or a Definitive Note pursuant to Regulation S and securities laws in Canada. The Transfer is being effected pursuant to and in accordance with securities laws and regulations in Canada, as applicable, and in accordance with Rule 903 or Rule 904 of Regulation S under the 1933 Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the dealer registration and prospectus requirements under any applicable securities laws in Canada, (ii) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the 1933 Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the 1933 Act or applicable securities laws in Canada, (v) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “distributor” within the meaning of Regulation S under the 1933 Act) and (vi) if a Definitive Note is to be issued in respect of a beneficial interest in a Canadian Placement Global Note, the Transferor certifies that either it is not a U.S. person or that it acquired the Notes in a transaction that did not require registration under the 1933 Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Canadian Placement Global Note and/or the Definitive Note and in the Indenture and the 1933 Act.

3. ☐ Check and complete if Transferee will take delivery of a Definitive Note or a beneficial interest in a Restricted Global Note pursuant to any provision of the 1933 Act other than Rule 144A or Regulation S (and applicable securities laws and regulations in Canada). The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and (i) the Transfer is in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the dealer registration and prospectus requirements under any applicable securities laws in Canada, and (ii) the Transfer is being effected pursuant to and in accordance with the 1933 Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the 1933 Act. In addition, this certification shall be supported by an opinion of counsel provided by the Transferor or Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the 1933 Act and that the restrictions on transfer contained in the Indenture and the 144A Legend are no longer required in order to maintain compliance with the 1933 Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the 1933 Act and in compliance with the prospectus delivery requirements of the 1933 Act.

4. ☐ ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the 1933 Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the 1933 Act. In addition, there is attached to this certification the opinion of counsel required by the Indenture that such Transfer is in compliance with the 1933 Act and that the restriction on transfer contained in the Indenture and in the 144A Legend are no longer required in order to maintain compliance with the 1933 Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the 144A Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the 1933 Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the 1933 Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the 144A Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the 1933 Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the 1933 Act. In addition, there is attached to this certification the opinion of counsel required by the Indenture that such Transfer is in compliance with the 1933 Act and that the restriction on transfer contained in the Indenture and in the 144A Legend are no longer required in order to maintain compliance with the 1933 Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the 144A Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

In any case under this Item 4 in which a Definitive Note is to be issued in respect of a beneficial interest in a Canadian Placement Global Note, the Transferor certifies that either it is not a U.S. person or that it acquired the Notes in a transaction that did not require registration under the 1933 Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:

Name:
Title:

Date:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Canadian Placement Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ l44A Global Note (CUSIP ), or

(ii)	☐ Canadian Placement Global Note (CUSIP ), or

(iv)	☐ Unrestricted Global Note; or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

3.	The Transferee’s address is as follows:

[■]

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, NV

89521, USA

Attention: Scott Caldwell

Computershare Trust Company of Canada

Attention: Manager, Corporate Trust Services

Facsimile No.: 416-981-9777

Re:   8.75% Senior Unsecured Notes due 2019

Reference is hereby made to the Indenture, dated as of May 25, 2012 (the “Indenture”), among Allied Nevada Gold Corp., as issuer (the “Issuer”), the Guarantors party thereto and Computershare Trust Company of Canada, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with applicable securities laws and regulations in Canada and with the United States Securities Act of 1933, as amended (the “1933 Act”), (iii) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the 1933 Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with applicable securities laws and regulations in Canada and with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with applicable securities laws and regulations in Canada and with the 1933 Act, (iii) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the 1933 Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with applicable securities laws and regulations in Canada and with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with applicable securities laws and regulations in Canada and with the 1933 Act, (iii) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the 1933 Act and (iv) the beneficial interest is being acquired in compliance with applicable securities laws and regulations in Canada and with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with applicable securities laws and regulations in Canada and with the 1933 Act, (iii) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the 1933 Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with applicable securities laws and regulations in Canada and with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture as well as the applicable restrictions on transfer under the 1933 Act and securities laws and regulations in Canada, as applicable.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] ☐ 144A Global Note, ☐ Canadian Placement Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the 1933 Act, and in compliance with applicable securities laws and regulations in Canada and with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture, the 1933 Act and applicable securities laws and regulations in Canada.

In any case under this Item 2 in which a Definitive Note is to be issued in respect of a beneficial interest in a Canadian Placement Global Note, the Transferor certifies that either it is not a U.S. person or that it acquired the Notes in a transaction that did not require registration under the 1933 Act.

C-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:

Name:
Title:

Date:

C-3